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                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            NABORS INDUSTRIES, INC.,

                          NABORS ACQUISITION CORP. VII

                                       and

                       BAYARD DRILLING TECHNOLOGIES, INC.





                          Dated as of October 19, 1998







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                                TABLE OF CONTENTS

ARTICLE I  THE MERGER...............................................................................................1

   1.1.  THE MERGER.................................................................................................1
   1.2.  CLOSING/EFFECTIVE TIME.....................................................................................1
   1.3.  EFFECT OF THE MERGER.......................................................................................2
   1.4.  CERTIFICATE OF INCORPORATION; BYLAWS.......................................................................2
   1.5.  DIRECTORS AND OFFICERS OF MERGER SUB.......................................................................2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................................2

   2.1.  CONVERSION OF SECURITIES...................................................................................2
   2.2.  EXCHANGE OF CERTIFICATES...................................................................................3
   2.3.  STOCK TRANSFER BOOKS.......................................................................................5
   2.4.  DISSENTING SHARES..........................................................................................5
   2.5.  COMPANY STOCK OPTIONS; COMPANY WARRANTS....................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................................................6

   3.1.  ORGANIZATION, QUALIFICATION, ETC...........................................................................6
   3.2.  CAPITAL STOCK..............................................................................................7
   3.3.  CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION...............................................7
   3.4.  REPORTS AND FINANCIAL STATEMENTS...........................................................................8
   3.5.  NO UNDISCLOSED LIABILITIES.................................................................................8
   3.6.  NO VIOLATION OF LAW........................................................................................8
   3.7.  ENVIRONMENTAL LAWS AND REGULATIONS.........................................................................8
   3.8.  NO UNDISCLOSED EMPLOYEE BENEFIT PLAN LIABILITIES OR SEVERANCE ARRANGEMENTS.................................9
   3.9.  ABSENCE OF CERTAIN CHANGES OR EVENTS.......................................................................9
   3.10. LITIGATION.................................................................................................9
   3.11. LACK OF OWNERSHIP OF COMPANY COMMON STOCK..................................................................9
   3.12. TAX MATTERS................................................................................................9
   3.13. REQUIRED VOTE.............................................................................................10
   3.14. INSURANCE.................................................................................................10
   3.15. INTELLECTUAL PROPERTY.....................................................................................11
   3.16. MATERIAL CONTRACTS........................................................................................11
   3.17. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES..............................................................12
   3.18. BROKERS...................................................................................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................12

   4.1.  ORGANIZATION, QUALIFICATION, ETC..........................................................................12
   4.2.  CAPITAL STOCK.............................................................................................13
   4.3.  CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION..............................................13
   4.4.  REPORTS AND FINANCIAL STATEMENTS..........................................................................14
   4.5.  NO UNDISCLOSED LIABILITIES................................................................................14
   4.6.  NO VIOLATION OF LAW.......................................................................................15
   4.7.  ENVIRONMENTAL LAWS AND REGULATIONS........................................................................15
   4.8.  NO UNDISCLOSED EMPLOYEE BENEFIT PLAN LIABILITIES OR SEVERANCE ARRANGEMENTS................................15
   4.9.  ABSENCE OF CERTAIN CHANGES OR EVENTS......................................................................15
   4.10. LITIGATION................................................................................................15
   4.11. COMPANY RIGHTS PLAN.......................................................................................15
   4.12. LACK OF OWNERSHIP OF PARENT COMMON STOCK..................................................................16
   4.13. TAX MATTERS...............................................................................................16





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
   4.14. REQUIRED VOTE.............................................................................................17
   4.15. INSURANCE.................................................................................................17
   4.16. INTELLECTUAL PROPERTY.....................................................................................17
   4.17. MATERIAL CONTRACTS........................................................................................17
   4.18. BROKERS...................................................................................................18
   4.19. OPINION OF FINANCIAL ADVISOR..............................................................................18

ARTICLE V  COVENANTS...............................................................................................19

   5.1.  AFFIRMATIVE COVENANTS OF THE COMPANY......................................................................19
   5.2.  NEGATIVE COVENANTS OF THE COMPANY.........................................................................19
   5.3.  NEGATIVE COVENANTS OF PARENT..............................................................................21
   5.4.  ACCESS AND INFORMATION....................................................................................21
   5.5.  REGISTRATION RIGHTS.......................................................................................21
   5.6.  NO SOLICITATION...........................................................................................22
   5.7.  CONFIDENTIALITY...........................................................................................23

ARTICLE VI  ADDITIONAL AGREEMENTS..................................................................................23

   6.1.  SPECIAL MEETING OF COMPANY STOCKHOLDERS...................................................................23
   6.2.  REGISTRATION STATEMENT; PROXY STATEMENT...................................................................23
   6.3.  APPROPRIATE ACTION; CONSENTS; FILINGS.....................................................................25
   6.4.  TAX TREATMENT; AFFILIATES.................................................................................25
   6.5.  PUBLIC ANNOUNCEMENTS......................................................................................26
   6.6.  AMEX LISTING..............................................................................................26
   6.7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................................................26
   6.8.  AGREEMENT TO DEFEND.......................................................................................27
   6.9.  OBLIGATIONS OF MERGER SUB.................................................................................27
   6.10. ACCOUNTING FOR MERGER.....................................................................................27
   6.11. EXECUTIVE EMPLOYMENT AGREEMENT............................................................................27
   6.12  TAKEOVER STATUTES.........................................................................................28
   6.13. EMPLOYEE MATTERS..........................................................................................28
   6.14. STOCKHOLDER AGREEMENTS....................................................................................28

ARTICLE VII  CLOSING CONDITIONS....................................................................................28

   7.1.  CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT..............................................28
   7.2.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT............................................................29
   7.3.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.......................................................29

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.....................................................................30

   8.1.  TERMINATION...............................................................................................30
   8.2.  EFFECT OF TERMINATION.....................................................................................31
   8.3.  AMENDMENT.................................................................................................31
   8.4.  WAIVER....................................................................................................32
   8.5.  FEES; EXPENSES AND OTHER PAYMENTS.........................................................................32

ARTICLE IX GENERAL PROVISIONS......................................................................................32

   9.1.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............................................32
   9.2.  NOTICES...................................................................................................33
   9.3.  CERTAIN DEFINITIONS.......................................................................................33
   9.4.  HEADINGS..................................................................................................34
   9.5.  SEVERABILITY..............................................................................................34





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
   9.6.  ENTIRE AGREEMENT..........................................................................................34
   9.7.  ASSIGNMENT................................................................................................34
   9.8.  PARTIES IN INTEREST.......................................................................................34
   9.9.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.....................................................34
   9.10. GOVERNING LAW.............................................................................................35
   9.11. JURISDICTION..............................................................................................35
   9.12. COUNTERPARTS..............................................................................................35







                                      iii
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EXHIBITS

1.4A              RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

1.4B              BYLAWS OF SURVIVING CORPORATION
6.4               Form of Affiliate Letter
6.11A&B           Forms of Employment Agreement
6.13              Employee Matters






                                       iv

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of October 19, 1998 (this "Agreement"), is entered into among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), NABORS ACQUISITION CORP. VII, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and BAYARD DRILLING TECHNOLOGIES, INC., a Delaware corporation (the "Company").

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub will merge with and into the Company (the "Merger");

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined the Merger to be advisable and in the best interests of their respective corporations and stockholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and, by resolutions duly adopted, have approved and adopted this Agreement;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code; and

         WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, the Company and Parent will, simultaneously with the execution of this Agreement, enter into a stock option agreement (the "Company Stock Option Agreement"), pursuant to which the Company will grant Parent the option (the "Company Option") to purchase shares of Company Common Stock (as defined in
Section 2.1(a)), upon the terms and subject to the conditions set forth therein; and

         WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, certain stockholders of the Company will, simultaneously with the execution of this Agreement, enter into Stockholder Agreements with Parent, dated as of the date hereof (the "Stockholder Agreements"), which provide, among other things, that, subject to the terms and conditions thereof, such stockholders will vote their shares of Company Common Stock in favor of the Merger and approval and adoption of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2. Closing/Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker & McKenzie, Two Allen Center, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance





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with this Agreement or (b) at such other time, date or place as Parent and the
Company may agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing of the certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware Law, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4. Certificate of Incorporation; Bylaws. At the Effective Time, each of the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company shall be amended and restated in its entirety to read as set forth in Exhibit 1.4A and Exhibit 1.4B, respectively, and as so amended shall be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation.

         1.5. Directors and Officers of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

         (a) Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares held by the Company or any of its Subsidiaries, shares held by Parent or any of its Subsidiaries and Dissenting Shares (as defined in Section 2.4)), shall be converted into the right to receive (i) 0.375 fully paid, non-assessable shares of common stock (the "Exchange Ratio"), par value $.10 per share, of Parent ("Parent Common Stock") and (ii) $0.30 in cash (the "Cash Consideration").

         (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if a "Flip-In Event" or "Flip-Over Event" (each as defined under the Company Rights Plan (as defined in Section 4.2)) shall have occurred under the Company Rights Plan, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or event.






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         (c) All such shares of Company Common Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock and payment of the Cash Consideration in accordance with the allocation procedures of this Section
2.1 upon the surrender of such certificates in accordance with the provisions of
Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
Section 2.2(e).

         (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (e) Each share of common stock, par value $.10 per share, of Merger Sub issued and outstanding at the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         2.2. Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding (other than (x) shares described in Section 2.1(d) and (y) Dissenting Shares), (ii) an amount in cash equal to the Cash Consideration multiplied by the number of shares of Company Common Stock outstanding (other than (x) shares described in Section 2.1(d) and (y) Dissenting Shares) and (iii) additional cash in consideration of fractional shares as provided in Section 2.2(e) (such Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash out of the Exchange Fund. Except as contemplated by Section 2.2(e) and (f) hereof, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange (A) an amount in cash and certificates evidencing that number of whole shares of Parent Common Stock, which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) (such shares of Parent Common Stock and cash being collectively, the "Merger Consideration"), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of the persons entitled thereto.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable laws, there shall be issued to the holder (i) certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, the amount of cash payable with respect to the Cash Consideration and the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time then paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on any such amounts.

         (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         (e) No Fractional Shares.

         (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

         (ii) Each holder of a Certificate having a fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of the Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on the average closing price per share of Parent Common Stock as reported by The Wall Street Journal (Northeast edition) for the ten consecutive trading days ending on and including the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. No interest shall be paid on any such amounts. All fractional shares to which a single record holder would be entitled shall be aggregated.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains





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undistributed to the holders of Company Common Stock for one year after the
Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not then complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

         (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the Cash Consideration and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided above, deliverable in respect thereof pursuant to this Agreement.

         2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and exchanged for the Merger Consideration.

         2.4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the consideration therefor specified in Section 2.1, but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under Delaware Law, each such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration therefor specified in
Section 2.1, without any interest thereon, as provided in Section 2.2, and such shares shall no longer be Dissenting Shares.

         2.5. Company Stock Options; Company Warrants.

         (a) At the Effective Time each outstanding Company Stock Option (as defined in Section 4.2) to purchase shares of Company Common Stock, by virtue of the Merger and without further action on the part of the Company or the holder of any Company Stock Option, shall be converted into an option to purchase Parent Common Stock ("Parent Stock Option") exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such Parent Stock Options shall be equal to the quotient determined by dividing (i) the amount obtained by subtracting (A) the Cash Consideration from (B) the exercise price per share of Company Common Stock specified for such Company Stock Option under the applicable Company Stock Option plan or agreement immediately prior to the Effective Time, by (ii) the Exchange Ratio (rounding the resulting exercise price up to the nearest whole cent). The date of grant of the





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






Parent Stock Option shall be the date on which Company Stock Option was originally granted. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of Parent Stock Options pursuant to this Section 2.5. The Parent Stock Options granted pursuant hereto shall have the same schedule of vesting and same period for exercise as applies to Company Stock Options granted prior to the date of this Agreement; provided, however, that, with respect to the employee holders of Company Stock Options identified in Section 4.2, paragraph 1 of the Company Disclosure Schedule (as defined in the first clause of Article IV) who are still employed by the Company immediately prior to the Effective Time, should such an employee holder be terminated by the Surviving Corporation without cause during the one-year period immediately following the Effective Time, then the number of Parent Stock Options received by such employee holder in exchange for such employee holder's Company Stock Options in accordance with this Section 2.5(a) shall immediately and fully vest upon such termination. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding. Except as otherwise expressly provided herein, the Parent Stock Options shall be subject to the terms and conditions of Parent's 1998 Employee Stock Option Plan or a similar plan, and except as otherwise contemplated by Parent and consistent with this
Section 2.5(a), the form of stock option agreement shall be Parent's standard form as in effect on the date hereof. If Parent requests, Parent and the Company will negotiate in good faith to modify this Section 2.5(a) so that, in lieu of converting Company Stock Options into Parent Stock Options, Parent will adopt the Company Stock Option plans, subject to the changes in the terms of the Company Stock Options described above.

         (b) The Company shall (i) take all necessary action pursuant to the Company's stock option plans or otherwise and (ii) to the extent necessary under the terms of the applicable stock option plans and agreements, shall use its best reasonable efforts to cause the holders of Company Stock Options to execute any documents necessary, in each case, to effectuate the provisions of this
Section 2.5.

         (c) At the Effective Time each outstanding Company Warrant (as defined in Section 4.2) to purchase shares of Company Common Stock, by virtue of the Merger and without further action on the part of the Company or the holder of any Company Warrant, shall remain outstanding on the same terms as in effect immediately prior to the Effective Time, but shall thereafter only be exercisable for (i) that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by the Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) that amount of cash equal to the product of the number of shares of Company Common Stock covered by the Company Warrant immediately prior to the Effective Time multiplied by the Cash Consideration. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Company Warrants pursuant to this Section 2.5.

         (d) The Company shall (i) take all necessary action pursuant to the Company's warrant agreements or otherwise and (ii) to the extent necessary under the terms of the applicable Company Warrants, shall use its best reasonable efforts to cause the holders of Company Warrants to execute any documents necessary, in each case, to effectuate the provisions of this Section 2.5.






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                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), each of Parent and Merger Sub jointly and severally represents and warrants to the Company that:

         3.1. Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the applicable entity and its Subsidiaries (as defined in Section 9.3(g)), taken as a whole, exclusive of such effects on general economic conditions or the oil and gas or contract drilling industries in general. A Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in actual monetary loss which exceeds $75 million, in the case of Parent, or $7.5 million, in the case of the Company. The copies of Parent's Restated Certificate of Incorporation and By-laws which have been delivered to the Company are complete and correct and in full force and effect on the date hereof. Each of Parent's Significant Subsidiaries (as defined in Section 9.3(f)) is a corporation duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (if applicable) would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which Parent is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent.

         3.2. Capital Stock. The authorized stock of Parent consists of 200,000,000 shares of common stock, par value $.10 per share ("Parent Common Stock"), 10,000,000 shares of preferred stock, par value $.10 per share ("Parent Preferred Stock"), and 8,000,000 shares of Class B Stock, par value $.10 per share ("Parent Class B Stock"). As of August 4, 1998, 100,860,903 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock or Parent Class B Stock were issued or outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of August 4, 1998, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, calls, rights or other arrangements or commitments obligating Parent to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating Parent to grant, extend or enter into any such subscription, option, warrant, call, right or other arrangement or commitment other than: (a) options and other rights to receive or acquire 21,155,747 shares of Parent Common Stock granted on or prior to August 4, 1998, pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans; (b) warrants to purchase 200,000 shares of Parent Common Stock issued to the former stockholders of an acquired entity; and (c) rights to acquire shares of Parent Common Stock upon conversion of Parent's 5% Convertible Subordinated Notes due May 15, 2006. Except for the issuance of shares of Parent Common Stock pursuant to the options and other rights referred to in clauses 3.2(a), (b) and (c), since August 4, 1998, no shares of Parent Common Stock, Parent Preferred Stock or Parent Class B Stock have been issued and no options, warrants or other securities convertible into shares of capital stock of Parent have been issued or granted. The shares of Parent Common Stock to be issued as consideration in the Merger are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Parent has not granted any registration rights with respect to its securities that are currently exercisable.

         3.3. Corporate Authority Relative to this Agreement; No Violation. Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby. The Boards of Directors of Parent and Merger Sub have determined that the transactions contemplated by this Agreement are in the best interests of such entities and their respective stockholders. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with the provisions of Delaware Law, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Section 4043 of ERISA (as defined in Section 3.8) and the securities or blue sky laws of the various states (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby.

         3.4. Reports and Financial Statements. Parent has previously furnished to the Company true and complete copies of: (a) Parent's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended September 30, 1995 through 1997; (b) Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998; (c) each definitive proxy statement filed by Parent with the SEC since September 30, 1995; (d) each final prospectus filed by Parent with the SEC since September 30, 1995, except any final prospectus on Form S-8; and (e) all Current Reports on Form 8-K filed by Parent with the SEC since October 1, 1997. As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Parent SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report, none of the Parent SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by
GAAP). Since October 1, 1996, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.


         3.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in the Parent SEC Reports filed after September 30, 1997 but prior to the date hereof ("Parent Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto,
(c) liabilities and obligations incurred in the ordinary course of business after June 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

         3.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as defined in Section 3.7)) except (a) as described in the Parent Filed SEC Reports and (b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         3.7. Environmental Laws and Regulations. Except as described in the Parent Filed SEC Reports, (a) Parent and each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) to the knowledge of Parent, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Parent Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Parent or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether accrued, contingent or otherwise, except (a) as described in the Parent Filed SEC Reports, and (b) for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No employee of Parent will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or other arrangement as a result of the transactions contemplated by this Agreement.


         3.9. Absence of Certain Changes or Events. Other than as disclosed in the Parent Filed SEC Reports, since October 1, 1997 the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent.

         3.10. Litigation. Except as described in the Parent Filed SEC Reports, there are no actions, suits or proceedings pending (or, to Parent's knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. On or before October 31, 1998, Parent will provide to the Company a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

         3.11. Lack of Ownership of Company Common Stock. Except for the Company Option, neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock.

         3.12. Tax Matters.

         (a) All federal, state, local and foreign Tax Returns (as defined in Section 3.12(d)) required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax (as defined in Section 3.12(d)) relates to a taxable period ending on a date within the last six years (a "Past Parent Group", and together with Current Parent Groups, an "Parent Affiliated Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent (it being understood that the representations made in this Section 3.12, to the extent that they relate to Past Parent Groups, or to any Subsidiary of Parent for periods prior to the time such Subsidiary was acquired by Parent, are made to the knowledge of Parent). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, Parent will provide the Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         (b) None of Parent nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from constituting transactions described in Section 368(a) of the Code.

         (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

         (d) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         3.13. Required Vote. No vote of the stockholders of Parent is required by law, the charter or by-laws of Parent or otherwise in order to consummate the Merger and the transactions contemplated hereby.

         3.14. Insurance. The Parent Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which Parent or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. Parent agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. On or before October 31, 1998, Parent will provide the Company a schedule which shall set forth for the current policy year and each of the preceding five policy years
(i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy which sets forth the name of the claimant, a description of the policy, and the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither Parent nor any of its Subsidiaries have received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

         3.15. Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective business as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The conduct of Parent's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The systems, processes, and computer software and hardware used, operated, sold or licensed by Parent or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on Parent. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on Parent.

         3.16. Material Contracts. The Parent Disclosure Schedule lists the following contracts and other agreements to which Parent or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Parent Contracts"):

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $5,000,000 per annum and a term of more than one year;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $5,000,000.

         (c) any partnership or joint venture agreement;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

         (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted;

         (f) any agreement with any of the stockholders of Parent and their affiliates relating to the voting, transfer or disposition of Parent's securities;

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any employee benefit plan) for the benefit of its current or former directors, officers and employees;

         (h) any collective bargaining agreement;

         (i) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

         (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Parent; or

         (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000,000 other than agreements entered into in the ordinary course.

Except as disclosed in the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Neither Parent nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent. To the knowledge of Parent, none of the other parties to the Parent Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Parent Contract, other than such violations or defaults as would not have a Material Adverse Effect on Parent.

         3.17. Ownership of Merger Sub; No Prior Activities. Merger Sub is a direct, wholly owned subsidiary of Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         3.18. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule" and together with the Parent Disclosure Schedule, the "Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub that:

         4.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The copies of the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws which have been delivered to Parent are complete and correct and in full force and effect on the date hereof. Each of the Company's Significant Subsidiaries is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is (if applicable) in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or (if applicable) in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Significant Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, except for restrictions contained in credit agreements and similar instruments to which the Company is a party under which no event of default has occurred or arisen. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of the Company.

         4.2. Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 20,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"). As of August 21, 1998, 18,193,945 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, and no shares of Company Common Stock were held in the Company's treasury. All the outstanding shares of Company Common Stock have been validly issued and are fully paid and nonassessable. As of August 21, 1998, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants, or other rights, arrangements or commitments obligating the Company to issue, deliver or sell any shares of its capital stock or debt securities, or any securities of any kind convertible into its capital stock, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, or other right, arrangement or commitment, other than: (a) rights ("Company Rights") to acquire shares of the Company Series A Preferred Stock pursuant to the Rights Agreement, dated as of August 21, 1998, between the Company and Norwest Bank Minnesota, N.A. (the "Company Rights Plan"); (b) options and other similar rights (the "Company Stock Options") to receive or acquire 1,296,600 shares of the Company Common Stock granted on or prior to August 21, 1998, pursuant to employee incentive or benefit plans, programs and arrangements and nonemployee director plans; and (c) warrants to purchase an aggregate of 397,000 shares of Company Common Stock (the "Company Warrants"). Except for the issuance of shares of the Company Common Stock pursuant to the options, warrants and other rights referred to in clauses 4.2(a), (b) and (c), since August 21, 1998, no shares of Company Common Stock or Company Preferred Stock have been issued and no options, warrants or other securities convertible into shares of capital stock of the Company have been issued or granted. Section
4.2 of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options and Company Warrants, showing for each holder the number and type of Company Stock Options and Company Warrants held, the exercise prices thereof, and the dates of grant, expiration and vesting thereof. The Company has made available to Parent complete and correct copies of all agreements evidencing the Company Stock Options and Company Warrants. The Company has not granted any registration rights with respect to its securities that are currently exercisable.

         4.3. Corporate Authority Relative to this Agreement; No Violation. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Company Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby and thereby. The Board of Directors of the Company has taken all appropriate action so that none of the Company, Parent or Merger Sub will be subject to the limitations on "business combinations" set forth in Section 203 of Delaware Law by virtue of (a) the Company, Parent and Merger Sub entering into this Agreement, (b) the Company and Parent entering into the Company Stock Option Agreement, (c) Parent and the parties thereto entering into the Stockholder Agreements and (d) the consummation by the parties to the agreements referred to in clauses (a), (b) and (c) of the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and to recommend to such stockholders that they adopt this Agreement. Neither the Company nor any affiliate or associate of the Company has, at any time during the last three years, owned in excess of 15% of the Parent Common Stock. This Agreement and the Company Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Company Stock Option Agreement, as applicable, constitutes a valid and binding agreement of the other parties hereto and thereto, this Agreement and the Company Stock Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Company is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement and the Company Stock Option Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with the provisions of Delaware Law, the Securities Act, the Exchange Act, the HSR Act, Section 4043 of ERISA and the securities or blue sky laws of the various states (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

         4.4. Reports and Financial Statements. The Company has previously furnished to Parent true and complete copies of: (a) the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1997; (b) the Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1998 and June 30, 1998; (c) the definitive proxy statement filed by the Company on April 13, 1998; (d) each final prospectus filed by the Company with the SEC since November 1, 1997, except any final prospectus on Form S-8; and (e) all Current Reports on Form 8-K filed by the Company with the SEC since January 1, 1998. As of their respective dates, such reports, proxy statements and prospectuses (collectively, "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) have been prepared in accordance with and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except (i) as otherwise disclosed in the notes thereto, (ii) in the case of unaudited interim financial statements, such differences in presentation or omissions as are permitted by Rule 10-01 of Regulation S-X promulgated by the SEC and (iii) the unaudited interim financial statements do not contain all notes required by GAAP). Since November 4, 1997, the Company has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

         4.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) liabilities or obligations reflected in Company SEC Reports filed after December 31, 1997 but prior to the date hereof ("Company Filed SEC Reports"), (b) liabilities and obligations incurred under this Agreement and fees and expenses related thereto,
(c) liabilities and obligations incurred in the ordinary course of business after June 30, 1998 and (d) liabilities or obligations which are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         4.6. No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in the Company Filed SEC Reports and
(b) for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         4.7. Environmental Laws and Regulations. Except as described in the Company Filed SEC Reports, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any Environmental Claims which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) to the knowledge of the Company, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any such Environmental Claims in the future, except for any such Environmental Claims which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         4.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in the Company Filed SEC Reports, all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of ERISA and the Code, and the Company and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether accrued, contingent or otherwise, except (a) as described in the Company Filed SEC Reports and (b) for instances of non-compliance or liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

         4.9. Absence of Certain Changes or Events. Other than as disclosed in the Company Filed SEC Reports, since January 1, 1998 the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company.

         4.10. Litigation. Except as described in the Company Filed SEC Reports or previously disclosed in writing to Parent, there are no actions, suits or proceedings pending (or, to the Company's knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. On or before October 31, 1998, the Company will provide to Parent a complete list of all pending or threatened actions, suits or proceedings involving amounts in excess of $250,000.

         4.11. Company Rights Plan. Under the terms of the Company Rights Plan, as amended prior to the execution of this Agreement, the execution and delivery of this Agreement, the Company Stock Option Agreement and the Stockholder Agreements, the performance of the transactions contemplated by this Agreement or such other agreements in accordance with the terms hereof and thereof will not (except to the extent caused by Parent's becoming the beneficial owner of any Company Common Stock other than in accordance with this Agreement, the Company Stock Option Agreement or the Stockholder Agreements) cause (i) Company Rights to become exercisable under the Company Rights Plan or (ii) a "Distribution Date", "Stock Acquisition Date", "Flip-In Trigger Date", "Flip-In Event" or "Flip-Over Event" (as such terms are defined in the Company Rights
Plan) to occur upon the consummation of any such transactions. In addition, the Company Rights Plan has been amended so that the Company Rights will expire immediately prior to the Effective Time.

         4.12. Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock.

         4.13. Tax Matters.

         (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax relates to a taxable period ending on a date within the last six years (a "Past Company Group" and together with Current Company Groups, a "Company Affiliated Group") and Anadarko Drilling Company have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section 4.13, to the extent that they relate to Past Company Groups and Anadarko Drilling Company, or to any Subsidiary of the Company for periods prior to the time such Subsidiary was acquired by the Company, are made to the knowledge of the Company). All Tax Returns include any required disclosure of all positions taken therein that could give rise to a substantial underpayment penalty within Section 6662 of the Code or similar provision of state, local, foreign or other law. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group and Anadarko Drilling Company have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company consolidated group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of this Agreement, the Company will provide Parent with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed,those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is (nor has it ever been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under a contract; has ever filed a consent under Section 341(f) of the Code; is required to make any adjustment under Section 481(a) of the Code for any tax year ending after the Effective Time by reason of a change in method of accounting or otherwise; or is required to make a payment with respect to the remuneration of an employee which would result in non-deductible expense pursuant to Section 162(m) of the Code. Neither the Company nor any Subsidiary is (nor has it ever been) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

         (b) None of the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from constituting transactions described in Sections 368(a) of the Code.

         (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

         4.14. Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval") is required to adopt the Merger Agreement. No other vote of the stockholders of the Company is required by law, the charter or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Company Stock Option Agreement.

         4.15. Insurance. The Company Disclosure Schedule sets forth all material policies of insurance or programs of self-insurance by which the Company or any of its Subsidiaries or any of their respective properties or assets are covered against present losses, all of which are now in full force and effect. The Company agrees to maintain such policies (or policies of substantially the same nature) in full force and effect at all times until the Effective Time. On or before October 31, 1998, the Company will provide Parent a schedule which shall set forth for the current policy year and each other policy year since November 1996 (i) a summary of the loss experience under each policy;
(ii) a statement describing each claim under an insurance policy; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. Neither the Company nor any of its Subsidiaries have received any refusal of coverage or any notice that a defense will be afforded with reservation of rights.

         4.16. Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective business as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Material Adverse Effect on the Company, and there are no assertions or claims challenging the validity of any of the foregoing which are likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The systems, processes, and computer software and hardware used, operated, sold or licensed by the Company or its Subsidiaries that is material to its business or its internal operations is capable of providing or is being or will be adapted, or is capable of being replaced, to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such systems, processes, software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999, except as would not have a Material Adverse Effect on the Company. The costs of the adaptations and replacements referred to in the prior sentence will not have a Material Adverse Effect on the Company.

         4.17. Material Contracts. The Company Disclosure Schedule lists the following contracts and other agreements to which the Company or any of its Subsidiaries is a party (other than intercompany arrangements) as of the date hereof (collectively, the "Company Contracts"):

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $500,000 per annum and a term of more than one year;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, and involves consideration in excess of $500,000;

         (c) any partnership or joint venture agreement;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000, or under which it has imposed a lien, security interest or other encumbrance on any of its assets, tangible or intangible, to secure such indebtedness or obligations;

         (e) any agreement which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted;

         (f) any agreement with any of the stockholders of the Company and their affiliates relating to the voting, transfer or disposition of the Company's securities;

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement (including any employee benefit plan) for the benefit of its current or former directors, officers, and employees;

         (h) any collective bargaining agreement;

         (i) all turnkey and footage drilling contracts and all daywork drilling contracts for amounts in excess of $2,000,000 or that are not terminable or subject to completion within 90 days;

         (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; or

         (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $500,000, other than agreements entered into in the ordinary course.

Except as disclosed in the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company. To the knowledge of the Company, none of the other parties to the Company Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause a violation or default under) any Company Contract, other than such violations or defaults as would not have a Material Adverse Effect on the Company.

         4.18. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         4.19 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation (a copy of which has been delivered to Parent) to the effect that the consideration to be received in the Merger is fair to the holders of Company Common Stock from a financial point of view.

                                    ARTICLE V
                                    COVENANTS

         5.1. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its Subsidiaries to:

         (a) operate its business only in the usual and ordinary course consistent with past practices.

         (b) use its commercially reasonable efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its officers and key employees and maintain its material relationships with its customers and suppliers.

         (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition in all material respects as at present, ordinary wear and tear excepted.

         (d) use its commercially reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; provided, however, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by clauses 5.1(a) through (c), the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions and not unreasonably withhold its consent.

         5.2. Negative Covenants of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Schedule or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to directly or indirectly, do any of the following:

         (a) (i) increase the compensation payable to, or to become payable to, any director or executive officer; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; or
(iii) establish, adopt, enter into
or amend any employee benefit plan or arrangement except as may be required by applicable law.

         (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a Subsidiary of the Company to the Company or another Subsidiary of the Company.

         (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its or its Subsidiaries' capital stock including, but not limited to, options, warrants and other rights to acquire securities (other than any such acquisition directly from any wholly owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary), (ii) effect any recapitalization; or (iii) split, combine or reclassify any of its or its respective Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its respective Subsidiaries' capital stock.

         (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their terms or issuances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof (including, without limitation, declaring a "change of control" or similar event thereunder); or (iii) take any action to accelerate the vesting of any Company Stock Options.

         (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest valued in excess of $1 million or portion of the assets (for a purchase price in excess of $1 million) of, or by any other manner, any corporation, partnership, association or other business, organization or division (other than a wholly owned Subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

         (f) other than (i) dispositions or proposed dispositions set forth on the Company Disclosure Schedule, (ii) as may be necessary or required by law to consummate the transactions contemplated hereby or (iii) dispositions in the ordinary course of business consistent with past practice not to exceed $50,000 individually or $250,000 in the aggregate, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of the Company's Significant Subsidiaries.

         (g) propose or adopt any amendments to its Restated Certificate of Incorporation, as amended, or, as to its Amended and Restated Bylaws, any amendments that would have an adverse impact on the consummation of the transactions contemplated by this Agreement.

         (h) (i) change any of its methods of accounting in effect at December 31, 1997 or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $250,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles.

         (i) (A) spend or commit to spend more than $1 million in the aggregate on the purchase of new or used equipment, supplies (including drill pipe and other capital expenditures not referred to in (ii) below) (provided that the Company shall inform Parent prior to committing to make capital expenditures in excess of $500,000 in the aggregate), except for (i) capital expenditures heretofore approved by the Company's Board of Directors and described in the Company Disclosure Schedule; and (ii) sustaining capital expenditures for drilling equipment in the ordinary course of business consistent with past practice; or (B) except for draw downs on the existing working capital line of credit, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice.

         (j) take or agree to take any action that would or is reasonably likely to result in any of the Company's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

         (k) commit to do any of the foregoing;

         provided, however, that, in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by this Section 5.2, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such actions.

         5.3. Negative Covenants of Parent. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not, and will not permit Merger Sub to, do any of the following:

         (a) amend any of the material terms or provisions of the Parent Common Stock.

         (b) knowingly take any action which would result in a failure to maintain the trading of Parent Common Stock on the American Stock Exchange.

         (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock.

         (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's or Merger Sub's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

         (e) commit to do any of the foregoing.

         5.4. Access and Information. Subject to confidentiality agreements to which the Company or Parent or any of their respective Subsidiaries is a party, each of the Company and Parent shall, and shall cause its Subsidiaries to, (a) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and its Subsidiaries and to the books and records thereof and (b) furnish promptly to the other party and its Representatives such information concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, such other party. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that (i) it will, and will cause its Representatives to, treat any information obtained hereunder in strict accordance with Section 5.8 and (ii) it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section
5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

         5.5. Registration Rights. Parent hereby covenants and agrees to grant certain registration rights as described herein to each stockholder of the Company who shall be subject to the resale restrictions of Rule 145 and Rule 144 of the Securities Act as a result of the transactions contemplated hereby (individually, a "Rule 145 Stockholder," and collectively, the "Rule 145 Stockholders"). The grant of registration rights contemplated hereby shall be evidenced by a written agreement between Parent and the Rule 145 stockholders, in form and substance reasonably satisfactory to Parent and such stockholders, to be entered into prior to the Effective Time. Such agreement shall, among other things, provide the Rule 145 Stockholders collectively, the right to demand a single registration under the Securities Act of not less than 1,000,000 shares of Parent Common Stock received by them in the Merger, commencing on the 90th day after the Effective Time and ending on the second anniversary date of the Effective Time and upon receipt of any such demand Parent shall (a) as soon as practicable use its best efforts to register shares of the Parent Common Stock under the Securities Act which are the subject of the demand, (b) provide an indemnity relating to such registration pursuant to which Parent agrees to indemnify the Rule 145 stockholders for claims or causes of action arising from information about Parent included in the registration statement and (c) defray all costs and expenses of such registration including the fees and expenses of one counsel to the selling stockholders and all fees and expenses incurred by Parent but excluding underwriting discounts or commissions applicable to shares sold by such stockholders. The demand registration right shall be exercisable, at the option of the selling stockholders, with regard to either an underwritten offering or a shelf registration. In the event such stockholders elect a shelf registration, Parent agrees to maintain the effectiveness of such registration for a minimum of 180 days or until all shares covered thereby have been sold, whichever first occurs.

         5.6 No Solicitation.

         (a) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any Company Acquisition Proposal (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such Company Acquisition Proposal, or enter into an agreement with respect to any Company Acquisition Transaction (as defined below) or agree to or endorse any Company Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to take any such action, and the Company shall notify Parent of all relevant terms of any Company Acquisition Proposal received by the Company or any of its Subsidiaries or by any such officer, director, investment banker, financial advisor or attorney within two business days after receipt thereof, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this Agreement shall prohibit the





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Board of Directors of the Company from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; or (ii) at any time prior to the satisfaction of the condition set forth in Section 7.1(b), furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written Company Acquisition Proposal, recommending the same to the Company's stockholders or otherwise communicating with the Company's stockholders regarding such proposal in a manner permitted by law, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with legal counsel (which may include its regularly engaged legal counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Delaware Law; (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides two business days' written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) obtains from such person or entity a customary confidentiality agreement; and (C) the Company determines in good faith (after consultation with its financial advisor) that, in light of the information furnished to it relating to such Company Acquisition Proposal, the Company Acquisition Transaction contemplated thereby would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of the Company and its stockholders. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties heretofore conducted which are prohibited pursuant to this Section 5.6(a). The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.6(a) of the obligations undertaken in this Section 5.6(a).

         (b) "Company Acquisition Proposal" means an inquiry or proposal which relates to or contemplates a Company Acquisition Transaction.

         (c) "Company Acquisition Transaction" means any of the following transactions:

         (i) any merger, consolidation, share exchange or other business combination involving the Company or any Subsidiary of the Company (other than any such arrangement between the Company and any of its Subsidiaries or among any of its Subsidiaries);

         (ii) any sale, exchange, transfer or other disposition (whether in the form of an asset sale, merger or otherwise) to any person (other than Parent or any of its Subsidiaries) of properties or assets of the Company or any of its Subsidiaries which constitute (i) all or substantially all of the properties and assets of the Company, (ii) all or substantially all of the properties and assets of any Significant Subsidiary, or a material division or other business unit of the Company or any Significant Subsidiary, or (iii) properties and assets which are material to the business or operations of the Company at its Subsidiaries, taken as a whole.

         (iii) any tender offer or exchange offer by any person (other than the Parent or any of its Subsidiaries) for 15% or more of the outstanding shares of Company Common Stock; or

         (iv) any acquisition of shares of Company Common Stock by any person or group (other than Parent or any of its Subsidiaries) which would require an amendment, waiver, termination or alteration of the Company Rights Plan so that such acquisition would not result in such person becoming an "Acquiring Person" under the terms of the Company Rights Plan.

         5.7 Confidentiality. Between the date of this Agreement and the Effective Time, the parties hereto will maintain in confidence, and will cause its Representatives to maintain in confidence, and not use to the detriment of a party to this Agreement any information obtained from a party to this Agreement or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby (regardless of whether such information was obtained prior to, on or after the date of this Agreement), unless (a) such information is already known to such receiving party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such receiving party, (b) use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (c) the furnishing or use of such information is required by legal proceedings or applicable law or requirement of the American Stock Exchange. Upon any termination of this Agreement, each party will return or destroy all confidential information provided to it by the other party.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1. Special Meeting of Company Stockholders. The Company shall promptly after the date of this Agreement take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws to convene a meeting of its stockholders to consider and vote upon the approval of this Agreement and the Merger, and the Company shall consult with Parent in connection therewith; provided that the Company shall use its reasonable best efforts to hold the special meeting of stockholders within 40 days after effectiveness of the Registration Statement. The Company, through its Board of Directors, shall recommend approval of such matters, subject to the terms and conditions set forth in Section 5.6.

         6.2. Registration Statement; Proxy Statement.

         (a) Parent promptly shall prepare and shall file with the SEC and the American Stock Exchange a registration statement on Form S-4 under the Securities Act (the registration statement, together with the amendments thereto, being the "Registration Statement"), containing a proxy statement/prospectus, in connection with the registration of the Parent Common Stock to be issued in the Merger. The Company promptly shall prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement, and a form of proxy with respect to the meeting of the stockholders of the Company in connection with the Merger and the other transactions contemplated by this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to such stockholders, being the "Proxy Statement"). Each of Parent and the Company shall use its best efforts to (i) cause the Registration Statement to become effective as promptly as practicable after such filing and (ii) cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date. Parent shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger subject to the terms and conditions set forth in Section 5.6.

         (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company's stockholders in connection with the special meeting of stockholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the special stockholders' meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and the Company shall cooperate with Parent in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the Company's stockholders in connection with the special stockholders' meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstances relating to Parent or any of its respective affiliates, or to its or their respective officers or directors, occurs or exists which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company and Parent shall cooperate with the Company in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. All documents that Parent is responsible for filing with the SEC in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) (i) The Company shall use its reasonable efforts to cause to be delivered to Parent letters of PricewaterhouseCoopers LLP and, if applicable, Grant Thornton LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to Parent in form and substance reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement; and (ii) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to the Company in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

         6.3. Appropriate Action; Consents; Filings.

         (a) The Company and Parent each shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain the Parent Required Approvals and the Company Required Approvals; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Parent) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

         (b) (i) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and shall use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement,
     (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, (C) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

             (ii) In the event that either party shall fail to obtain any third party consent described in Section 6.3(b)(i), such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         6.4. Tax Treatment; Affiliates.

         (a) From and after the date hereof and until the Effective Time, none of Parent, the Company or any of their respective Subsidiaries shall knowingly
(i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its reasonable best efforts to obtain the opinion of counsel referred to in Section 7.1(d).

         (b) Following the Effective Time, neither Parent nor any of its Subsidiaries shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law).

         (c) The Company shall use its best efforts to obtain from any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit 6.4 as soon as practicable after attaining such status.

         (d) The Company shall deliver to Parent a statement dated no more than 30 days prior to the Effective Time in form and substance as is described in Treas. Reg. Section 1.1445-2(c)(3)(i).

         6.5. Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation. Thereafter, unless otherwise required by applicable law or stock exchange requirements (and in that event, only if time does not permit), Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         6.6. AMEX Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange prior to the Effective Time.

         6.7. Indemnification of Directors and Officers.

         (a) The Restated Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

         (b) From and after the Effective Time, the Surviving Corporation and Parent (each, an "Indemnifying Party") shall jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Parent and the Surviving Corporation (which approval shall not unreasonably be withheld or delayed)), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under Delaware Law (and shall pay expenses (including fees and disbursements of counsel), as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Delaware Law).

         (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Indemnifying Parties shall jointly and severally pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Indemnifying Parties will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that no Indemnifying Party shall be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Parties wishing to claim indemnification under this Section 6.7, upon learning of any such Claim, shall notify the Indemnifying Parties (although the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which the Indemnifying Parties may have under this Section 6.7 except to the extent such failure prejudices the Indemnifying Parties), and shall, if requested, deliver to the

Indemnifying Parties the undertaking contemplated by Delaware Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

         (d) Commencing at the Effective Time, the directors and officers of Surviving Corporation shall be insured under the policies of directors and officers insurance currently or hereafter maintained by Parent. In addition, for a period of four years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms that are no less advantageous in any material respect to the persons covered thereby) with respect to claims arising from facts or events which occurred before the Effective Time; provided that Parent shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

         (e) This Section 6.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent, Merger Sub and the Surviving Corporation and their representative successors and assigns. No termination or modification of the obligations of the Indemnifying Parties under this Section
6.7 that adversely affects the rights of any Indemnified Party shall be effective against such Indemnified Party without his or her prior written consent.

         (f) The rights granted to the Indemnified Parties hereunder shall be in addition to, and not in limitation of, any other rights that the Indemnified Parties may have by contract, Delaware Law, or otherwise.

         (g) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.7.

         6.8. Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

         6.9. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to approve and adopt the Agreement, to perform its obligations hereunder and to consummate the Merger on the terms and conditions set forth in this Agreement.

         6.10. Accounting for Merger. The Merger shall be accounted for under the purchase method.

         6.11. Executive Employment Agreement. As of or prior to the Effective Time, Parent shall cause Nabors Drilling USA, Inc. to enter into new employment agreements with James E. Brown, the

Chairman and Chief Executive Officer of the Company, and Edward S. Jacob, III, Executive Vice President - Operations & Marketing of the Company, in substantially the form of Exhibit 6.11.

         6.12. Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Parent and the Company and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.


         6.13. Employee Matters. The Surviving Corporation shall be responsible for all severance obligations payable to its employees terminated after the Effective Time, in accordance with its severance policies, if any, as in effect at the time of such termination. Notwithstanding the foregoing, in the event an employee of the Company listed in Exhibit 6.13 and still employed by the Company immediately prior to the Effective Time is terminated by the Surviving Corporation (or an affiliate) within one year of the Effective Time, Parent shall cause the Surviving Corporation (or such affiliate) to pay such terminated employee the amounts specified opposite such employee's name on Exhibit 6.13, in lieu of any severance otherwise payable by the Surviving Corporation (or such affiliate) under any severance agreement, policy or program in effect at the time of such termination.

         6.14 Stockholder Agreements.

         (a) From and after the date of this Agreement and ending on the date of termination of this Agreement, the Company agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the shares beneficially owned by the stockholders signatory to the Stockholder Agreements (excluding shares with respect to which such stockholder does not possess sole power to dispose or direct the disposition) unless such transfer is permitted under the terms of the applicable Stockholders Agreement.

         (b) The Company represents to Parent and Merger Sub that, except as disclosed in Schedule 4.5, paragraph 2 of the Company Disclosure Schedule, none of the execution and delivery of the Stockholder Agreements by the parties thereto, the consummation of the transactions contemplated thereby or compliance by the stockholders signatory thereto with any of the provisions thereof will trigger a "change in control" or similar provision of any contract, agreement or understanding to which the Company or any of Company's Subsidiaries is a party, or by which any of their respective properties or assets are bound.


                                   ARTICLE VII
                               CLOSING CONDITIONS

         7.1. Conditions to Obligations of Each Party Under this Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

         (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the outstanding shares of the Company Common Stock.

         (c) No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         (d) Tax Opinion. The Company shall have received an opinion of Baker & Botts, L.L.P., and Parent shall have received an opinion of Baker & McKenzie, each dated the Effective Time, subject to the assumptions and conditions set forth therein, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company will be a party to reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Merger Sub as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger, except that gain (if any) realized by a stockholder of the Company as a result of the Merger will be recognized to the extent of the amount of cash received by such stockholder and income or gain may be recognized by stockholders in special circumstances (such as a stockholder who acquired Company Common Stock through exercise of employee stock options or otherwise as compensation for employment). In rendering such opinions, Baker & Botts, L.L.P. and Baker & McKenzie may receive and rely upon representations contained in certificates of the Company, Parent, Merger Sub and others.

         (e) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

         (f) AMEX. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the American Stock Exchange, subject to notice of issuance.

         7.2. Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where failure to be so true and correct would not have a Material Adverse Effect on the Company, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Solely for purposes of this
Section 7.2(a) and in determining compliance with the condition(s) set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or the Material Adverse Effect on the Company were not contained therein. Parent shall have received a certificate of the President of the Company to such effect.

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to such effect.

         (c) Other Agreements. The affiliate agreements to be entered into prior to the Effective Time, as contemplated by Section 6.4 shall be in full force and effect.

         (d) Company Material Adverse Effect. Since the date of this Agreement, the Company shall not have suffered a Material Adverse Effect.

         7.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement, unless otherwise waived in writing, is also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect on Parent. Solely for purposes of this
Section 7.3(a) and in determining compliance with the condition(s) set forth herein, any representation and warranty made by the Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect on Parent were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

         (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the President of Parent to that effect.

         (c) Parent Material Adverse Effect. Since the date of this Agreement, Parent shall not have suffered a Material Adverse Effect.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1. Termination.

         (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company, only in the following ways:

         (i) by mutual written consent of Parent and the Company;

         (ii) by Parent, upon an intentional breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any material representation or warranty of the Company shall be or shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied (a "Terminating Company Breach"), provided that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 8.1(a)(ii);

         (iii) by the Company, upon an intentional breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any material representation or warranty of Parent or Merger Sub shall be or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (a "Terminating Parent Breach"), provided that if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable best efforts and for so long as Parent or Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 8.1(a)(iii);

         (iv) by either Parent or the Company, if there shall be any order, decree or ruling of any United States federal or state court of competent jurisdiction, or any United States federal or state governmental, regulatory or administrative authority, which is final and nonappealable, restraining, enjoining or otherwise preventing the consummation of the Merger;

         (v) by either Parent or the Company, if the Merger shall not have been consummated before May 1, 1999 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

         (vi) by either Parent or the Company, if the stockholders' meeting provided for in Section 6.1 shall have been held and the Agreement shall fail to receive the stockholder approval required by Section 7.1(b) at such meeting (including any adjournments and postponements thereof);

         (vii) by Parent, if, (A) the Board of Directors of the Company withdraws, or materially modifies or materially changes, its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing; (B) the Board of Directors of the Company (i) shall have recommended to the stockholders of the Company a Company Acquisition Proposal or (ii) after the expiration of ten business days following the public announcement (or, in the case of a tender offer, following the commencement of such tender offer) of any Company Acquisition Proposal, shall have (1) failed to recommend against accepting such Company Acquisition Proposal or (2) taken no position with respect thereto or (iii) resolved to do any of the foregoing; or (C) the Company shall have effected an amendment, waiver, termination or other alteration of the provisions of the Company Rights Plan in such a manner that any person (other than Parent or Merger Sub) shall have been permitted to acquire "beneficial ownership" or the right to acquire beneficial ownership of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 15% of the then outstanding shares of capital stock of the Company, in each case without triggering the Company Rights Plan; or

         (viii) by the Company, if the Board of Directors of the Company determines that proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of a Company Acquisition Proposal as to which the Company has made the determinations and taken the actions described in clauses (A), (B) and (C) of the proviso contained in Section 5.6(a), and elects to terminate this Agreement effective prior to the satisfaction of the condition set forth in Section 7.1(b); provided that the Company may not effect such termination pursuant to this Section 8.1(a)(viii) unless and until (A) Parent receives at least five business days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 8.1(a)(viii); (B) during such period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose; and provided, further, that any termination of this Agreement pursuant to this Section 8.1(a)(viii) shall not be effective until the Company has made the termination payment required by Section 8.5(b).

         (b) Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         8.2. Effect of Termination. Except as provided in Section 8.5 or
Section 9.1, in the event of the termination of this Agreement pursuant to
Section 8.1(a), this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any breach of this Agreement.

         8.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment shall be made which by Delaware Law requires the further approval of stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         8.4. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         8.5. Fees; Expenses and Other Payments.

         (a) Except as provided in Section 8.5(b) and Section 8.5(c), each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby provided, however, that the allocable share of each of Parent and the Company for all costs and expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be one-half. Notwithstanding anything to the contrary, all of the costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by the Company and the Parent shall, upon the consummation of the Merger, be borne by the Surviving Corporation.

         (b) If this Agreement is terminated for any reason pursuant to Section 8.1(a)(vi), (vii) or (viii), then the Company shall pay Parent a fee of $5 million, plus all reasonable third party costs incurred by Parent (including, but not limited to costs for attorneys, accountants and other advisors) prior to the time of such termination in cash by wire transfer to an account designated by Parent; provided that such third party costs shall not exceed $500,000.

         (c) If this Agreement is terminated by either the Parent or the Company pursuant to Section 8.1(a)(ii) or (iii) (as the case may be), then the other party shall pay the party that terminated the Agreement a fee of $7.5 million.

         (d) The parties agree that the amounts provided in Section 8.5(b) and
(c) payable upon the occurrence of the events specified therein have been determined by negotiation and reflect their best estimate and judgment of the monetary value of the losses and damages to be incurred in connection with, and time, effort, expense and cost of opportunity associated with, the transactions contemplated in this Agreement, and the parties agree to accept payment of such amount as liquidated damages in full and complete satisfaction of all claims and expenses arising from the occurrence of such events (including, but not limited to, claims for specific performance). Any payment required to be made pursuant to Section 8.5(b) or (c) shall be made not later than two business days after delivery to the party required to make such payment of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated in such notice. Nothing in this Section 8.5(d) shall affect the rights of either party under the Company Stock Option Agreement.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1. Effectiveness of Representations, Warranties and Agreements.

         (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

         (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and II, and Sections 5.5, 6.7, 6.10 and 6.13 shall survive the Effective Time and those set forth in Sections 5.7, 8.2, 8.5 and Article IX shall survive the termination of this Agreement.

         9.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, sent by expedited courier or messenger service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a) If to Parent or Merger Sub:

             Nabors Industries, Inc.
             515 West Greens Road, Suite 1200
             Houston, Texas 77067
             Attention: Anthony G. Petrello
             Telecopier No.: (281) 775-8188

             with a copy to:

             Nabors Corporate Services, Inc.
             515 West Greens Road, Suite 1200
             Houston, Texas 77067
             Attention: Legal Department
             Telecopier No.: (281) 775-8431

         (b) If to the Company:

             Bayard Drilling Technologies, Inc.
             4005 NW Expressway
             Suite 550E
             Oklahoma City, Oklahoma  73116-1679
             Attention:  James E. Brown
             Telecopier No.:  (405) 840-9553

             with a copy to:

             Baker & Botts, L.L.P.
             2001 Ross Avenue
             Dallas, Texas 75201-2916
             Attention: Geoffrey L. Newton
             Telecopier No.: 214/953-6503

Notice to a "copy to" address shall be provided as a courtesy, but shall not be deemed to be actual notice received by a party for any purpose. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.3. Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         (b) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

         (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, by contract or credit arrangement or otherwise.

         (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter.

         (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

         (f) "Significant Subsidiary" or "Significant Subsidiaries" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         (g) "Subsidiary" or "Subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         9.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.5. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.6. Entire Agreement This Agreement (together with the Exhibits) and the Company Stock Option Agreement and the constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         9.7. Assignment. This Agreement shall not be assigned by operation of law or otherwise except Merger Sub may, without the Company's approval, assign its interests to any wholly owned Subsidiary of Parent.

         9.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Article II and Sections 6.7 and 6.11), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as set forth in Section 8.5(d), all rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

         9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         9.11. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the City of Wilmington in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.11 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purpose. PARENT AND THE COMPANY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

         9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        NABORS INDUSTRIES, INC.


                                        By:      /s/ Anthony G. Petrello
                                           -------------------------------------
                                        Anthony G. Petrello
                                        President and Chief Operating Officer


                                        NABORS ACQUISITION CORP. VII


                                        By:      /s/ Anthony G. Petrello
                                           -------------------------------------
                                        Anthony G. Petrello
                                        President

                                        BAYARD DRILLING TECHNOLOGIES, INC.


                                        By:      /s/ James E. Brown
                                           -------------------------------------
                                        James E. Brown
                                        President

                                                              EXHIBIT 1.4A
                                                              TO THE AGREEMENT
                                                              AND PLAN OF MERGER

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       BAYARD DRILLING TECHNOLOGIES, INC.


         Bayard Drilling Technologies, Inc., a Corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the Corporation is Bayard Drilling Technologies, Inc. and the original Certificate of Incorporation of the Corporation (the "Original Certificate") was filed with the office of the Secretary of State of the State of Delaware on December 3, 1996.

         2. This Restated Certificate of Incorporation of the Corporation (this "Restated Certificate") was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. This Restated Certificate restates and integrates and amends the Original Certificate to read in its entirety as follows:

               FIRST: The name of the Corporation is Bayard Drilling Technologies, Inc.

               SECOND: The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street., in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Corporation Trust Company.

               THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.10 per share.

               FIFTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

               SIXTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

               SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

               EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Section 9 shall adversely affect any rights of any person pursuant to this Section 9 which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

               TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Section 10 is in effect. Any repeal or amendment of this Section 10 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Section 10. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         In witness whereof, Bayard Drilling Technologies, Inc. has caused this certificate to be executed by the undersigned this ___ day of ___________, 199__.


                                       BAYARD DRILLING TECHNOLOGIES, INC.



                                       By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                                              EXHIBIT 1.4B
                                                              TO THE AGREEMENT
                                                              AND PLAN OF MERGER


                                    BY-LAWS

                                       OF

                       BAYARD DRILLING TECHNOLOGIES, INC.

                               (the "Corporation")

                 ----------------------------------------------




                                    ARTICLE I


                                     OFFICES

SECTION 1.        Principal Office.

The principal office of the Corporation shall be at such place as the Board of Directors may from time to time determine, but until a change is effected, such principal office shall be at 515 West Greens Road, Suite 1200, Houston, Texas 77067.

SECTION 2.        Other Offices.

The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II


                            MEETINGS OF STOCKHOLDERS

SECTION 1.        Time and Place of Meetings.

A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated on the notice thereof or in a duly executed waiver of notice thereof.

SECTION 2.        Annual Meeting.

The annual meeting of the stockholders of the Corporation shall be held on the first Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday at such place, either within or without the State of Delaware, and at such time and as set forth in the notice of the meeting or in a duly executed waiver of notice thereof, for the election of the Board of Directors and for the transaction of such other business as may properly be brought before the meeting. In the event the annual meeting is not held on the date above provided, the Board of Directors shall cause the meeting to be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders.

SECTION 3.        Special Meetings.

Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time for any purpose or purposes by the Board and shall be held at such place, either within or without the State of Delaware, and at such hour as may be designated by the Board in the notice of the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in
Section 4 of this Article II, unless such notice is waived as provided by law or by these Restated By-Laws. At a special meeting only such matters as may be specified in the notice thereof shall be considered. Special meetings shall also be called and held in such cases and in such manner as may be specifically required by law or by the Certificate of Incorporation.

SECTION 4.        Notice of Meetings.

Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which it is called, shall be given, unless a different period is required by law, not less than 10 nor more than 60 days before the date of such meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, the notice of a meeting of stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Any such notice for any meeting other than the annual meeting shall, if issued at the direction of the Board, so indicate. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days after the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5.        Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. The holders of a plurality of the shares present in person or represented by proxy and entitled to vote thereat, whether or not a quorum shall be present, may adjourn the meeting from time to time, to a specified date or place. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting.

As to any matter with respect to which a separate class vote is required by the Certificate of Incorporation, the holders of one-third of the shares of such class which are then outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the purpose of any separate vote required by such class.

The absence from any meeting of the number of shares required by law, the Certificate of Incorporation or these By-Laws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

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



SECTION 6.        Organization.

At each meeting of the stockholders, the President or, in his absence or inability to act, the most senior Vice President or, in his absence or inability to act, any person as may be designated by the Board of Directors or, in the absence of such designation, a chairman to be chosen at the meeting by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, any person as may be designated from time to time by the Board of Directors shall act as secretary of each meeting of stockholders and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of shares of stock present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.

SECTION 7.        Order of Business.

The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 8.        Voting and Required Vote.

At each meeting of stockholders, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder except as otherwise provided in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, and subject to statute, at each meeting of stockholders if there shall be a quorum, the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereat, shall decide all matters brought before such meeting.

SECTION 9.        Proxies.

Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Each such proxy shall be in writing and executed by the stockholder or his duly authorized attorney-in-fact, but no such proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 10.       List of Stockholders.

A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be prepared, or shall be caused to be prepared, by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by these By-Laws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

SECTION 11.       Voting by Fiduciaries, Pledgors and Joint Owners.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

         (a)      if only one votes, his act binds all;

         (b) if more than one votes, the act of the majority so voting binds all;

         (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.

SECTION 12.       Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock.

                                   ARTICLE III


                               BOARD OF DIRECTORS

SECTION 1.        General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders or such other persons as provided therein.

SECTION 2.        Number of Directors.

The number of Directors shall be determined from time to time by resolution of the Board of Directors in accordance with the terms of the Certificate of Incorporation.

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



SECTION 3.        Resignations.

Any Director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or by any such officer.

SECTION 4.        Annual Meetings.

The annual meeting of the Board of Directors for the purpose of organizing the Board, appointing officers and members of committees and transacting other business, shall be held immediately following the annual meeting of the stockholders at the same place where such meeting of stockholders shall be held. No notice shall be required for any such meeting if held immediately after the adjournment, and at the site, of the meeting of the stockholders. If not so held, notice shall be given in the same manner as required for special meetings of the Board of Directors.

SECTION 5.        Regular Meetings.

Additional regular meetings of the Board may be held without notice at such time and place (within or without the State of Delaware) as shall from time to time be determined by the Board of Directors.

SECTION 6.        Special Meetings.

Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice Chairman, the President or any Vice President or by two or more Directors and shall be held at such time and place (within or without the State of Delaware) as may be fixed by the person or persons calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 7 of this Article III.

SECTION 7.        Notice of Special Meetings.

Notice of the time and place of each special meeting of the Board of Directors shall be mailed, postage prepaid to each director, addressed to him at his address as it appears on the records of the Corporation, by first-class mail, at least three days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally or by telephone, no later than the day before the day on which the meeting is to be held, and the method used for notice of such special meeting need not be the same for each Director being notified. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, such notice need not state the purpose or purposes of such meeting thereof.

SECTION 8.        Organization.

The Board of Directors shall select a chairman of the meeting from among the Directors present to preside over the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, another Director selected by the Board shall act as secretary of the meeting and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of shares of stock present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.


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



SECTION 9.        Quorum.

At all meetings of the Board of Directors the presence in person of one-third of the total number of Directors constituting the entire Board of Directors, whether then in office or not, shall be necessary and sufficient to constitute a quorum for the transaction of any business by the Board of Directors at such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. At any meeting of the Board of Directors, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of Directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum shall have previously been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken, any Director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such matter, shall not be considered as being present at the time of such action for the purpose of establishing the number of votes required to take action on any matter submitted to the Board of Directors, but shall be considered as being present for purposes of determining the existence of a quorum.

In the event a quorum cannot be established at the beginning of a meeting, a majority of the Directors present at the meeting, or the Secretary of the Corporation, if there be no Director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board of Directors may from time to time prescribe.

SECTION 10.       Regulations.

The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the business and affairs of the Corporation as it may deem proper and not inconsistent with law, the Certificate of Incorporation and these By-Laws.

SECTION 11.       Written Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board then in office consent thereto in writing, provided that the number of such members is sufficient to constitute a quorum for such action, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 12.       Telephonic Participation.

Any and all members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting shall hear each other; participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 13.       Compensation.

Directors shall be entitled to such compensation for their services as Directors and to such reimbursement for any reasonable expense incurred in attending meetings of the Board of Directors as may from time to time be fixed by the Board of Directors. The compensation of Directors may be on such basis as is determined by the Board of Directors. Any Director may waive compensation for any meeting. Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

                                   ARTICLE IV


                                   COMMITTEES

SECTION 1.        Committees.

The Board of Directors may appoint such committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more Directors. Unless otherwise provided by the Board of Directors, a majority of the members of each such other committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

SECTION 2.        Vacancies; Committee Changes.

In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.

SECTION 3.        Compensation.

Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any committee member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

SECTION 4.        Telephonic Participation.

Any and all members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 5.        Action by Consent.

Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all members of the committee then in office, provided that the number of such members is sufficient to constitute a quorum for such action, if any, and such written consent is filed with the minutes of its proceedings.


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



                                    ARTICLE V


                                     NOTICES

SECTION 1.        Waiver of Notice.

Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof; signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders, any meeting of other security holders, the Board of Directors, or any committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

SECTION 2.        Attendance at Meeting.

Attendance of a person at any meeting, whether of stockholders or other security holders (in person or by proxy), or the Board of Directors or any committee of the Board of Directors, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

                                   ARTICLE VI


                                    OFFICERS

SECTION 1.        Number and Qualifications.

The officers of the Corporation shall include the President and a Secretary, and may include one or more Vice Presidents, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article VI. Any number of offices, except the offices of President and Secretary, may be held by the same person.

SECTION 2.        Selection, Term of Office and Qualification.

The officers shall be elected from time to time by the Board of Directors at its first regular meeting after each annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until he shall resign in the manner provided in Section 3 of this Article VI, or until he shall have been removed in the manner provided in Section 4 of this Article VI, or until his death. Other officers, including without limitation one or more Assistant Treasurers and one or more Assistant Secretaries shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be prescribed by the Board of Directors.

SECTION 3.        Resignations.

Any officer may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or any such officer.

SECTION 4.        Removal.

Any officer may be removed at any time, either with or without cause, by the Board of Directors; and any officer not elected by the Board of Directors may be removed in such manner as may be determined by the Board of Directors. Removal from office however, shall not prejudice the contract rights, if any, of the person removed except as provided in such contract.

SECTION 5.        Vacancies.

Any vacancy occurring in any office of the Corporation which is required by
Section 2 of this Article VI to be elected by the Board of Directors, whether by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by the Board of Directors.

SECTION 6.        The President.

The President shall be chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, general and active management of the business of the Corporation and the general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees. He shall, unless also a Director, be an ex officio member of all committees of the Board. In general, he shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him by the Board or these By-Laws.

SECTION 7.        Vice President.

The Vice President or, in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as from time to time may be assigned to him by the Board.

SECTION 8.        The Treasurer and Assistant Treasurers.

The Treasurer shall:

         (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

         (d) receive, and give receipts for moneys due and payable to the Corporation from any source whatsoever;

         (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

         (f) render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and

         (g) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

The Assistant Treasurer or Assistant Treasurers, if any, shall in the absence or disability of the Treasurer or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.

SECTION 9.        The Secretary and Assistant Secretaries.

The Secretary shall:

         (a) attend all meetings of the Board of Directors, any committee of the Board of Directors, stockholders and other security holders and record all votes and the proceedings of such meetings in minute books to be kept by him for that purpose;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.

SECTION 10.       Compensation.

The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors; no officer of the Corporation shall be prevented from receiving compensation because he is also a Director of the Corporation.

                                   ARTICLE VII


                           CAPITAL STOCK AND DIVIDENDS

SECTION 1.        Stock Certificates for Shares.

Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors and shall be signed by or in the name of the corporation by the Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, provided that the signatures of any such officers thereon may be facsimiles. The seal of the Corporation, if there is one, shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board of Directors may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2.        Stock Records.

The Corporation shall keep at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine, the stock record books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, and the transfer of such shares with the date of transfer. Blank stock certificate books shall be kept by the Secretary or by any officer or agent designated by the Board.

SECTION 3.        Registration of Transfers.

Registration of transfer of certificates representing shares of stock of the Corporation shall be effected only on the books of the Corporation only upon authorization by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the Corporation of the certificate or certificates being transferred, which certificate shall be properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

SECTION 4.        Determination of Stockholders.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 5.        Regulations Governing Issuance and Transfers of Shares.

The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.


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



SECTION 6.        Fixing of Record Date.

In order that the Corporation may determine the stockholders of record entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Except as otherwise provided by law, the Certificate of Incorporation, these By-Laws or by resolution of the Board of Directors:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

         (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

         (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 7.        Lost, Stolen or Destroyed Stock Certificates.

The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Board of Directors may authorize the issuance of a new certificate of stock in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Corporation's counsel, to protect the Corporation or any person injured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Corporation's reasonable costs incident thereto.

SECTION 8.        Dividends and Reserves.

Subject to the provisions of law or of the Certificate of Incorporation, the Board of Directors may, out of funds available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board may from time to time in their discretion deem proper as a reserve fund for working capital, to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for such other purposes as the Board shall deem to be in the best interests of the Corporation. The Board may, in its discretion, modify or abolish any such reserve at any time.

                                  ARTICLE VIII


                               GENERAL PROVISIONS

SECTION 1.        Execution of Contracts, Papers and Documents.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officers or employees of the Corporation as the Board may from time to time determine, or in the absence of such determination, by the President. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to incur a pecuniary liability for any purpose.

SECTION 2.        Voting Shares in Other Corporations.

The Corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the Corporation as the Board of Directors may appoint or, in the absence of such appointment, by the President or the Secretary.

SECTION 3.        Checks, Drafts, etc.

All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

SECTION 4.        Books, Accounts and Other Records.

Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.

SECTION 5.        Corporate Seal.

The Board of Directors may provide a suitable seal which shall bear the name of the Corporation, the year of incorporation and shall include the words "Corporate Seal, Delaware." Said seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer or officers of the Corporation as the Board may prescribe.

SECTION 6.        Fiscal Year.

Following the fiscal year ended September 30, 1997, the fiscal year of the Corporation shall be a period of twelve (12) calendar months beginning January 1 and ending on December 31 of each year.

                                   ARTICLE IX


            TRANSACTIONS WITH DIRECTORS AND OFFICERS; INDEMNIFICATION

SECTION 1.        Affiliated Transactions.

No contract or transaction between the Corporation and one or more of its directors or officers. or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

         (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

SECTION 2.        Determining Quorum.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.

SECTION 3.        Indemnification.

         (a) Each person who at any time shall serve or shall have served as a director, officer, employee or agent of the Corporation (including any predecessor of the Corporation), or any person who is or was serving at the written request of the Corporation (in accordance with written procedures adopted from time to time by the Board of Directors) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Corporation as, and to the fullest extent, permitted by Section 145 of the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. The foregoing right of indemnification and to the advancement of expenses shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors of the Corporation, or other arrangement.

         (b) The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the written request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in such capacity or arising out of such person's status in such capacity, whether or not the Corporation would have the power to indemnify such person against that liability under this Section 3 or the Delaware General Corporation Law.

                                    ARTICLE X


                                    AMENDMENT

The power to adopt, amend or repeal these By-Laws shall be in the stockholders entitled to vote and may be exercised by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed amendment or repeal be contained in the notice of such special meeting. Such power shall also be conferred upon the directors and may be exercised by the affirmative vote of a majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed amendment or repeal be contained in the notice of such special meeting, but the fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these By-Laws.

                                                              EXHIBIT 6.4
                                                              TO THE AGREEMENT
                                                              AND PLAN OF MERGER

                            FORM OF AFFILIATE LETTER



Nabors Industries, Inc.
515 W. Greens Road, Suite 1200
Houston, Texas  77067

Bayard Drilling Technologies, Inc.
4005 NW Expressway
Suite 550E
Oklahoma City, Oklahoma  73116-1679

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October __, 1998 (the "Merger Agreement"), among Nabors Acquisition Corp. VII, a Delaware corporation ("Merger Sub"), the Company and Nabors Industries, Inc., a Delaware corporation ("Parent"), pursuant to which (i) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and (ii) the Company will become a subsidiary of Parent and stockholders of the Company will become stockholders of Parent.

         Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement. As a result of the Merger, I may receive shares of common stock, par value $.10 per share, of Parent (the "Parent Common Stock"). I would receive such Parent Common Stock in exchange for shares (or upon exercise of options or warrants for shares) owned by me of common stock, par value $.01 per share of the Company (the "Company Common Stock").

         1. I hereby represent, warrant and covenant to the Company and Parent that in the event I receive any shares of Parent Common Stock as a result of the Merger:

                  A. I shall not make any offer, sale, pledge, transfer or other disposition of the shares of Parent Common Stock in violation of the Securities Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of the shares of Parent Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company,
         (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the shares of Parent Common Stock has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the SEC, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

                  D. I understand that except as provided for in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A), to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to the shares of Parent Common Stock issued to me in the Merger, to the extent that the resale restrictions contained in Rule 145 may apply to such shares, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ], 1998 BETWEEN THE REGISTERED HOLDER HEREOF, BAYARD DRILLING TECHNOLOGIES, INC. AND NABORS INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF NABORS INDUSTRIES, INC."

                  F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, to the extent that the resale restrictions contained in Rule 145 may apply to such shares, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

                  A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to
         Section 13 of the Securities Exchange Act of 1934, as amended and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent Common Stock by me under Rule 145, and (b) otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144.

                  B. It is understood and agreed that certificates with the legends set forth in paragraphs 1.E. and 1.F. will be substituted by delivery of certificates without such legend if (i) such certificates are presented for transfer and a registration statement with respect to such transfer has become effective under the Securities Act, (ii) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iv) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

                                                              Very truly yours,






Agreed and accepted this __ day  of ___________, 1998, by


BAYARD DRILLING TECHNOLOGIES, INC.


By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------

NABORS INDUSTRIES, INC.



By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------

                                                            EXHIBIT 6.11A
                                                            TO THE AGREEMENT
                                                            AND PLAN OF MERGER


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated ________, 1998, is entered into between NABORS DRILLING USA, INC. (the "Company"), a Delaware corporation with a business office at 515 West Greens Road, Suite 1000, Houston, Texas 77067 and James E. Brown (the "Employee"), whose address is 6124 Stone Gate Place, Edmond, Oklahoma 73003.

         The Company and the Employee desire to enter into a contract of employment on the terms as hereinafter set forth; and

         The Company is associated as a subsidiary or an Affiliate (as defined in Section 5.2) with Nabors Industries, Inc. ("Nabors") and its subsidiaries, the number of which varies from time to time, but all of which during all pertinent times have common business interests either through ownership or agreement;

         NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         1.1. The Company hereby employs the Employee and the Employee hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions hereinafter set forth.

         1.2. Subject only to the provisions for termination as hereinafter set forth, the term of this Agreement shall be for a two-year period (the "Term of Employment") commencing on the date hereof (the "Commencement Date"). Thereafter, this Agreement is subject to renewal upon the mutual agreement of Employee and the Company. All previous understandings, whether written or oral, concerning the Employee's employment arrangements with the Company or any Affiliates of the Company or their respective successors (including but not limited to the Employee's prior employment agreement with Bayard Drilling Technologies, Inc.) shall be superseded by this Agreement and shall no longer be applicable, and the Employee's position referred to herein initially shall be Vice President - Central Division of the Company.

         1.3. The Employee has been elected Vice President - Central Division of the Company by the Board of Directors of the Company and agrees to perform:

                  (a) the duties required to effectively discharge the functions assigned to the Vice President - Central Division of the Company; and

                  (b) such other duties and responsibilities directly relating to the business of the Company or otherwise as may be reasonably prescribed from time to time by the Board.

         1.4. The Employee shall devote his full time, attention and energy to the business of the Company or such other successor division or entity that is owned by the Company or one of its Affiliates. The Employee shall not accept part-time or full-time employment or have any consulting or other similar arrangement (including, but not limited to, as a director) with any other entity without the express written consent of the Company's Board of Directors.

         1.5. The Employee shall not appropriate or otherwise divert any corporate opportunity for his personal benefit which should be directed to, or otherwise appropriately belongs to, the Company or any Affiliate thereof.

         1.6. In the event of a question or dispute with respect to (a) the adequacy of the time commitment of the Employee, as stipulated above in Section 1.4, or (b) whether an opportunity referred to in Section 1.5 hereof should be directed to the Company or an Affiliate thereof, the parties agree that the Board of Directors' determination as to any such question shall be final and conclusive.

                                   ARTICLE II
                                  COMPENSATION

         2.1. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee cash compensation as follows:

                  (a) The Employee shall receive during the term of this Agreement a base annual cash compensation ("Base Compensation") of $175,000 per annum, payable no less frequently than monthly, which Base Compensation may be increased to an amount as may be determined by the Board of Directors of the Company from time to time.

                  (b) The Employee shall receive an annual bonus as may be determined by the Board of Directors of the Company acting in its reasonable discretion.

         2.2. The Company shall reimburse the Employee for all reasonable, ordinary and necessary entertainment expenses incurred by the Employee on behalf of the Company. The Employee agrees to account to the Company therefor in the manner normally prescribed by the Company for the reimbursement of employee expenses.

         2.3. The Company, at its option, shall provide the Employee with a Company-owned vehicle or an $800 per month automobile allowance, which shall be utilized to defray the cost and expenses of an automobile to be utilized by the Employee primarily for Company business.

         2.4. The Employee shall be eligible to fully participate in all benefit programs provided by the Company in accordance with their terms, including but not limited to a major medical insurance program.

         2.5. The Employee shall be entitled to paid vacation of at least four weeks per calendar year, pro rated for service during such year, in accordance with the Company's vacation policy, as the same may be amended from time to time.

         2.6. In consideration of the Employee waiving his rights under his prior employment agreement with Bayard Drilling Technologies, Inc. and entering into this agreement, the Employee shall receive a one-time, lump sum signing bonus of $300,000, payable within five business days of the execution and delivery of this Agreement by the parties hereto, to an account to be specified by the Employee in writing.

                                   ARTICLE III
                           STOCK OPTIONS/STOCK GRANTS

         The Employee shall receive options to acquire 200,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Nabors at the closing price for shares on the date hereof, which date shall be the date of grant. Such options will vest in four equal installments commencing on the first anniversary of the date of grant, will have a ten-year term from the date of grant and will be subject to the terms of Nabors' standard form stock option agreement and the applicable stock option plan. The Employee shall be eligible to receive further grants of options to purchase shares of Common Stock in accordance with the terms of

Nabors' 1998 Employee Stock Plan (or any successor plan from time to time adopted by Nabors on terms and conditions described in a stock option agreement to be entered into between the Employee and Nabors) if, as and when any such options are granted generally to officers of the Company or an Affiliate. The exercise price of the options shall be the closing price of the Common Stock on the date of grant or as otherwise specified in such grant. Subject to the terms of said stock option agreement, the options will vest in four equal installments commencing on the first anniversary of the grant and will have a ten-year term from the date of grant.

                                   ARTICLE IV
                          DEATH AND DISABILITY BENEFITS

         4.1. The Company in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Employee, in such amount and in such forms as the Company may choose. The Employee shall have no interest whatsoever in any such policy or policies, but, at the request of the Company, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which the Company has applied for insurance.

         4.2. The Employee shall be covered by the Company's disability plans as such plans may from time to time exist. The Company may eliminate or change the terms and conditions of said plans at its discretion with no liability to the Employee other than the liability, if any, under such plans which may have accrued up to the elimination or change of such plans. In the event that because of physical or mental illness or personal injury while the Employee is employed by Company, the Employee shall become permanently and totally or partially disabled such that he is unable to perform, and in all reasonable medical likelihood will continue indefinitely to be unable to perform, his normal duties in his regular manner, as determined by independent, competent medical authority, and such disability continues for a period of 180 consecutive days, the Employee shall continue to participate in the Company's group insurance benefits to the extent provided for and permitted in such plans as they may exist from time to time. All other benefits of full-time or part-time employment shall terminate.

                                    ARTICLE V
                                  NONDISCLOSURE

        5.1 The Employee will treat as confidential any knowledge of the Company's or its Affiliates' (as defined below) formulae, specifications or secret processes or other confidential information (including both business and technical information) the Employee may acquire in the course of his employment and the Employee will not divulge any information with respect to any formulae, specifications, methods or processes or other confidential information of the Company or its Affiliates or with respect to any other matter of a secret nature which may have come into his possession or knowledge while in the employ of the Company, or publish or cause to be published, or otherwise utilize, any such information, except as he may be authorized so to do by the Company in furtherance of the business of the Company and its Affiliates, unless (i) such information is already known to the Employee, (ii) such information becomes publicly available through no fault of the Employee or (iii) such information is required to be disclosed by legal proceedings or applicable law. In the event of a breach or threatened breach by the Employee of the provisions of this Article V, the Company shall be entitled to an injunction, without the necessity of posting bond, restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

         5.2 As used in this Agreement, the term "Affiliate" and derivatives thereof mean any person or entity directly or indirectly controlling, controlled by or under common control with the Company, and the term "control" and derivatives thereof mean (a) the ownership or power to vote more than 50% of the shares or other equity interests in an entity or (b) the ability to direct such entity's business and affairs. For purposes of this Agreement, the term "Affiliate" also shall include Bayard Drilling Technologies, Inc.

                                   ARTICLE VI
                                   TERMINATION

         6.1. Employment of the Employee may be terminated by the Company prior to the expiration of the Term of Employment under any of the following conditions:

                  (a)     The death of the Employee.

                  (b) The disability (whether total or partial) of the Employee which renders him permanently unable to perform his duties hereunder.

                  (c) The disability (whether total or partial) of the Employee which renders him temporarily unable to perform his duties for a period of at least 180 consecutive days.

                  (d)      "For cause" (as defined in Section 6.1(f)).

                  (e) At its sole discretion for any reason, without cause, upon 30 days' written notice.

                  (f) Termination of the Employee "for cause" shall mean any one or more of the following:

                           (i)      the commission in the course of the
                                    Employee's employment by the Company of any fraudulent act, embezzlement, theft or dishonesty;

                           (ii) any conviction of, or plea of guilty or nolo contendere by, the Employee to a felony under a criminal code of the United States of America or any state thereof (from which, through lapse of time or otherwise, no successful appeal shall have been made), whether or not committed in the course of his employment by the Company;

                           (iii) the willful refusal or repeated failure by the Employee to carry out reasonable, lawful instructions of the Board of Directors or any senior officer of the Company relating to the duties of the Employee set forth in
                                    Section 1.3;

                           (iv) the willful disclosure of any trade secrets or confidential corporate information of the Company to persons not authorized to know same, unless such disclosure is required by any law or court order or similar process; or

                           (v) the willful refusal or repeated failure of the Employee to perform or to observe any material provision of this Agreement, or to perform the duties of his employment in any material respect.

The Employee may voluntarily terminate his employment under this Agreement at any time by providing 30 days' prior written notice thereof to the Company.

         6.2     (a)       In the event of termination by the Company
                           pursuant to subsection (a), (b) or (c) of Section
                           6.1, the Company agrees to pay to the Employee six months' base salary or the time remaining in the Term of Employment, whichever is less, at the applicable
                           Base Compensation at the time of termination, payable over such period in accordance with Section 2.1(a).

                  (b) In the event of a termination by the Company for cause (other than pursuant to Section 6.1(f)(ii)), the Company shall deliver a written notice to the Employee at least 30 days prior to the date of termination, which notice shall set forth in detail the cause. If the event which gives rise to the termination for cause is capable of being cured, and if the Employee effects such a cure within such 30-day period, such termination for cause shall not occur. In the event of a termination by the Company for cause pursuant to Section 6.1(f)(ii), the Employee's employment shall terminate automatically, without any further action on the part of the Company. If the Employee is terminated for cause, the Company shall have no further obligation to the Employee, other than payment of salary accrued at the applicable Base Compensation through the date of termination.

                  (c) In the event of a termination by the Company pursuant to Section 6.1(e), the Company agrees to pay to the Employee his base salary for the time remaining in the Term of Employment payable over such period in accordance with Section 2.1(a).

                  (d) In the event of a voluntary termination by the Employee, the Employee shall be entitled to receive his salary at the applicable Base Compensation through the date of termination.


                                   ARTICLE VII
                              RESTRICTIVE COVENANT

         7.1. The Employee agrees that during the period specified in subsection 7.2, he will not, within the Restricted Territory (as defined below), as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, engage in any business that is now conducted or during the Term of Employment is conducted by the Company or any of its Affiliates, and shall not be (in each case, other than with respect to the Company or an Affiliate):

                  (a) the owner of more than one percent of the outstanding capital stock of any corporation having 500 or more stockholders;

                  (b) the owner of any of the outstanding capital stock of any corporation having fewer than 500 stockholders;

                  (c)      an officer, director or employee of any corporation;

                  (d)      a member or employee of any partnership; or

                  (e)      an owner or employee of any other business or entity;

which conducts any business now being conducted or any business being conducted during the term of this Agreement by the Company or any of its Affiliates. "Restricted Territory" means any geographic area in which the Company or any Affiliate has significant business activities during such period, including on the date hereof, but not limited to, the Lower 48 United States and Mexico. The Employee further agrees that during the period specified in Section 7.2, he will not (i) directly or indirectly induce any customers or potential customers of the Company or any Affiliate to patronize any business engaged in the type of business now being conducted by the Company (or its Affiliates) or conducted by the Company (or its Affiliates) at the date of termination of his employment with the Company, other than that of the Company or its Affiliates; (ii) canvass, solicit or accept any said business from any customers or potential customers of the Company or any Affiliate; (iii) directly or indirectly request or advise any customers of the Company or any Affiliate to withdraw, curtail or cancel such customer's business with the Company or Affiliate; or (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers or potential customers of the Company or any Affiliate, other than to or for the benefit of the Company or any Affiliate. During such term, the Employee further agrees that he will not, either directly or indirectly through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate to accept employment with the Employee or with such person, firm, association or corporation.

         7.2. The provisions of this Article VII shall be applicable only so long as the Company is making payments as required by this Agreement.

         7.3. In the event that the provisions of this Article VII should ever be deemed to exceed the limitations permitted by applicable laws, then such provisions shall be reformed to the maximum limitations permitted by applicable laws.

                                  ARTICLE VIII
                            INVENTION AND DISCLOSURE

         8.1. Any discoveries, ideas and suggestions, improvements and/or inventions of any character pertaining to the present scope of the business of the Company and its Affiliates or any reasonable or contemplated expansion thereof, made and/or developed by the Employee while in the employ of the Company, whether or not conceived or made during his regular working hours, or whether or not the Employee is specifically instructed to make or develop the same, shall be for the benefit of the Company and shall be considered to have been made under and by virtue of this agreement and shall immediately become the sole and exclusive property of the Company.

         8.2. The Employee will disclose to the Company any and all discoveries, ideas, suggestions, improvements and/or inventions which the Employee may make solely, jointly or in common with others, while employed by the Company or any Affiliate and which relate to any method, product, process, machine or apparatus for use in the drilling industry or which relate to the present scope of the business of the Company and its Affiliates or any reasonable or contemplated expansion thereof.

         8.3. The Employee hereby assigns, sells and transfers to the Company his entire right, title and interest in and to any and all discoveries, ideas, suggestions, improvements and/or inventions referred to herein and in and to all letters patent (and applications for letters patent) which may be or may have been filed, on such discoveries, ideas, suggestions, improvements and/or inventions made or conceived by him while employed by the Company, solely or jointly, and the Employee agrees both during and after any employment by the Company or its Affiliates, to execute and deliver to the Company any and all instruments and papers necessary or desirable to accomplish such assignment, sale and transfer and all instruments or papers which may be necessary or desirable to obtain and promote the right to the exclusive enjoyment of the discoveries, ideas, suggestions, improvements and/or inventions by the Company, when requested by the Company, to testify in any legal proceeding on behalf of the Company and to sign, at the request of the Company, all lawful papers and to execute and sign any original, additional, provisional, reissue or other related applications for letters patent with respect to said discoveries, ideas, suggestions, improvements and/or inventions which may be necessary or desirable to accomplish the foregoing, and in general to do all lawful acts to aid the Company to obtain and enforce protection of its aforesaid discoveries, ideas, suggestions, improvements and/or inventions in any and all countries. Such assistance will be without additional compensation to the Employee; provided, however, that in giving such assistance and in testifying and signing documents as aforesaid, the Employee shall not be required to expend any money, but all expenses in connection therewith shall be assumed and paid by the Company, provided such expenses shall have been incurred at the request of the Company.

         8.4. The Employee hereby represents and warrants to the Company that, except for inventions, improvements and discoveries made during employment with the Company, there are at present no discoveries, ideas, suggestions, improvements and/or inventions not covered by patents or patent applications, which were conceived, made, invented or discovered by the Employee before entering the employ of the Company and which the Employee desires to remove from the operation of this Agreement.

         8.5. The Employee hereby sells, transfers and assigns to the Company all of the entire right, title and interest of the Employee in and to all copyrightable material made or conceived by the Employee, solely or jointly, while employed by the Company, which relate or pertain to the business, functions or operations of Company or its Affiliates or any reasonable or contemplated expansion thereof. The Employee agrees to communicate promptly and to disclose to the Company in any form as he may be required to do so all information, details and data pertaining to the above copyrightable material and to execute and deliver to the Company formal transfers and assignments and other papers and documents as may be required of the Employee to permit the Company to register copyrights thereon and to perfect the Company's ownership thereof. With respect to such copyrightable materials created by the Employee in connection with the employment under this agreement, the Employee acknowledges that the Employee is an "employee" under the copyright laws of the United States and that the Company shall therefore own all copyrights in any such created works and that the Employee shall have no rights in such works. If necessary to give effect to this provision, the Employee hereby assigns to the Company and agrees to assign to the Company all rights and any copyrights in any such works.

         8.6. The Employee agrees to return to the Company, upon leaving the employ of the Company, all plans, drawings, models, papers, notes, books and other documents belonging to the Company or its Affiliates or relating to their businesses.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT APPLICATION OF THE CONFLICTS OF LAW PROVISIONS THEREOF.

         9.2. All notices to be given hereunder shall be in writing. All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

         9.3. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to the Employee at his latest home address on file with the Company, to the Company in care of Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: President, or to such other address as any party shall designate by written notice to the other.

         9.4. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         9.5. If any provision of this Agreement should be held invalid, the remainder of this Agreement shall be enforced to the greatest extent permitted by applicable law, it being the intent of the parties that invalid or unenforceable provisions are severable.

         9.6. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the parties hereto. Further, no waiver or breach of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

         9.7. The headings of paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to effect the constitution hereof.

         9.8. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same Agreement.

         9.9. This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Corporation and supersedes any and all prior understandings, agreements or correspondence between the parties.

         9.10. In the event of any dispute or disagreement between the parties hereto arising out of or relating to this Agreement or the breach, termination or invalidity thereof, or with respect to Employee's employment with the Company, the Company shall appoint a senior level representative to meet with the Employee for the purpose of resolving such dispute or disagreement through meetings and discussions. If at least one such meeting has taken place, or if either party refuses or fails to attend such a meeting, or if either party believes after one such meeting that resolution of the dispute or disagreement is unlikely, then either party may demand arbitration under the provisions of this Section 9.10. Such arbitration shall be conducted under the then existing commercial arbitration rules of the American Arbitration Association (the "AAA") to the extent that such rules are not inconsistent with the provisions of this
Section 9.10. The arbitration shall be heard by three arbitrators chosen in accordance with the rules of the AAA. The place of arbitration shall be at Houston, Texas. The arbitrators shall render a written decision which shall be final and binding upon the parties and shall be enforceable in any court having jurisdiction over the parties. The Employee acknowledges that a remedy at law for any breach by the Employee of the provisions of Articles VII and VIII of this Agreement will be inadequate, and, notwithstanding anything else herein contained, the Employee hereby agrees that the Company shall be entitled to pre-award/pre-judgment or post-award/post-judgment injunctive relief from a court of competent jurisdiction or arbitration panel in case of any such breach, without limiting any other relief to which the Company may be entitled at law or equity or under this Agreement and the Employee expressly waives, to the fullest extent permitted by law, the posting of any bond or security that might otherwise be required, in connection therewith, by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written in one or more counterparts.

                                   NABORS DRILLING USA, INC.


                                   By:
                                      -----------------------------------------
                                      Richard A. Stratton
                                      President


                                   "Employee"



                                   --------------------------------------------
                                   James E. Brown

                                                              EXHIBIT 6.11 B
                                                              TO THE AGREEMENT
                                                              AND PLAN OF MERGER

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated ________, 1998, is entered into between NABORS DRILLING USA, INC. (the "Company"), a Delaware corporation with a business office at 515 West Greens Road, Suite 1000, Houston, Texas 77067 and Edward S. Jacob, III (the "Employee"), whose address is 11500 Red Rock Road, Oklahoma City, Oklahoma 73120.

         The Company and the Employee desire to enter into a contract of employment on the terms as hereinafter set forth; and

         The Company is associated as a subsidiary or an Affiliate (as defined in Section 5.2) with Nabors Industries, Inc. ("Nabors") and its subsidiaries, the number of which varies from time to time, but all of which during all pertinent times have common business interests either through ownership or agreement;

         NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         1.1. The Company hereby employs the Employee and the Employee hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions hereinafter set forth.

         1.2. Subject only to the provisions for termination as hereinafter set forth, the term of this Agreement shall be for a one-year period (the "Term of Employment") commencing on the date hereof (the "Commencement Date"). Thereafter, this Agreement is subject to renewal upon the mutual agreement of Employee and the Company. All previous understandings, whether written or oral, concerning the Employee's employment arrangements with the Company or any Affiliates of the Company or their respective successors (including but not limited to the Employee's prior employment agreement with Bayard Drilling Technologies, Inc.) shall be superseded by this Agreement and shall no longer be applicable, and the Employee's position referred to herein initially shall be Marketing Manager - Central Division of the Company.

         1.3. The Employee has been appointed Marketing Manager - Central Division of the Company by the President of the Company and agrees to perform:

                  (a) the duties required to effectively discharge the functions assigned to the Marketing Manager - Central Division; and

                  (b) such other duties and responsibilities directly relating to the business of the Company or otherwise as may be reasonably prescribed from time to time by the Board.

         1.4. The Employee shall devote his full time, attention and energy to the business of the Company or such other successor division or entity that is owned by the Company or one of its Affiliates. The Employee shall not accept part-time or full-time employment or have any consulting or other similar arrangement (including, but not limited to, as a director) with any other entity without the express written consent of the Company's Board of Directors.

         1.5. The Employee shall not appropriate or otherwise divert any corporate opportunity for his personal benefit which should be directed to, or otherwise appropriately belongs to, the Company or any Affiliate thereof.

         1.6. In the event of a question or dispute with respect to (a) the adequacy of the time commitment of the Employee, as stipulated above in Section 1.4, or (b) whether an opportunity referred to in Section 1.5 hereof should be directed to the Company or an Affiliate thereof, the parties agree that the Board of Directors' determination as to any such question shall be final and conclusive.

                                   ARTICLE II
                                  COMPENSATION

         2.1. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee cash compensation as follows:

                  (a) The Employee shall receive during the term of this Agreement a base annual cash compensation ("Base Compensation") of $130,000 per annum, payable no less frequently than monthly, which Base Compensation may be increased to an amount as may be determined by the Board of Directors of the Company from time to time.

                  (b) The Employee shall receive an annual bonus as may be determined by the Board of Directors of the Company acting in its reasonable discretion.

         2.2. The Company shall reimburse the Employee for all reasonable, ordinary and necessary entertainment expenses incurred by the Employee on behalf of the Company. The Employee agrees to account to the Company therefor in the manner normally prescribed by the Company for the reimbursement of employee expenses.

         2.3. The Company, at its option, shall provide the Employee with a Company-owned vehicle or a $800 per month automobile allowance, which shall be utilized to defray the cost and expenses of an automobile to be utilized by the Employee primarily for Company business.

         2.4. The Employee shall be eligible to fully participate in all benefit programs provided by the Company in accordance with their terms, including but not limited to a major medical insurance program.

         2.5. The Employee shall be entitled to paid vacation of at least four weeks per calendar year pro rated for service during such year, in accordance with the Company's vacation policy, as the same may be amended from time to time.

         2.6 In consideration of the Employee waving his rights under his prior employment agreement with Bayard Drilling Technologies, Inc. and entering into this Agreement, the Employee shall receive (a) a one-time, lump sum signing bonus of $40,000 and (b) if still employed by the Company or an Affiliate at the end of the Term of Employment, an additional one-time, lump sum bonus of $40,000. Each such bonus payment shall be payable within five business days of the occurrence of the event giving rise to such bonus payment, to an account to be specified by the Employee in writing.


                                   ARTICLE III
                           STOCK OPTIONS/STOCK GRANTS

         The Employee shall receive options to acquire 40,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Nabors at the closing price for shares on the date hereof, which date shall be the date of grant. Such options will vest in four equal installments commencing on the first anniversary of the date of grant, will have a ten-year term from the date of grant and will be subject to the terms of Nabors' standard form stock option agreement and the applicable stock option plan. The Employee shall be eligible to receive further grants of options to purchase shares of Common Stock in accordance with the terms of Nabors' 1998 Employee Stock Plan (or any successor plan from time to time adopted by Nabors on terms and conditions described in a stock option agreement to be entered into between the Employee and Nabors) if, as and when any such options are granted generally to officers and directors of the Company or an Affiliate. The exercise price of the options shall be the closing price of the Common Stock on the date of grant or as otherwise specified in such grant. Subject to the terms of said stock option agreement, the options will vest in four equal installments commencing on the first anniversary of the grant and will have a ten-year term from the date of grant.

                                   ARTICLE IV
                          DEATH AND DISABILITY BENEFITS

         4.1. The Company in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Employee, in such amount and in such forms as the Company may choose. The Employee shall have no interest whatsoever in any such policy or policies, but, at the request of the Company, shall submit to medical examinations and supply such information and execute such documents as may reasonably be required by the insurance company or companies to which the Company has applied for insurance.

         4.2. The Employee shall be covered by the Company's disability plans as such plans may from time to time exist. The Company may eliminate or change the terms and conditions of said plans at its discretion with no liability to the Employee other than the liability, if any, under such plans which may have accrued up to the elimination or change of such plans. In the event that because of physical or mental illness or personal injury while the Employee is employed by Company, the Employee shall become permanently and totally or partially disabled such that he is unable to perform, and in all reasonable medical likelihood will continue indefinitely to be unable to perform, his normal duties in his regular manner, as determined by independent, competent medical authority, and such disability continues for a period of 180 consecutive days, the Employee shall continue to participate in the Company's group insurance benefits to the extent provided for and permitted in such plans as they may exist from time to time. All other benefits of full-time or part-time employment shall terminate.

                                    ARTICLE V
                                  NONDISCLOSURE

        5.1 The Employee will treat as confidential any knowledge of the Company's or its Affiliates' (as defined below) formulae, specifications or secret processes or other confidential information (including both business and technical information) the Employee may acquire in the course of his employment and the Employee will not divulge any information with respect to any formulae, specifications, methods or processes or other confidential information of the Company or its Affiliates or with respect to any other matter of a secret nature which may have come into his possession or knowledge while in the employ of the Company, or publish or cause to be published, or otherwise utilize, any such information, except as he may be authorized so to do by the Company in furtherance of the business of the Company and its Affiliates, unless (i) such information is already known to the Employee, (ii) such information becomes publicly available through no fault of the Employee or (iii) such information is required to be disclosed by legal proceedings or applicable law. In the event of a breach or threatened breach by the Employee of the provisions of this Article V, the Company shall be entitled to an injunction, without the necessity of posting bond, restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

         5.2 As used in this Agreement, the term "Affiliate" and derivatives thereof mean any person or entity directly or indirectly controlling, controlled by or under common control with the Company, and the term "control" and derivatives thereof mean (a) the ownership or power to vote more than 50% of the shares or other equity interests in an entity or (b) the ability to direct such entity's business and affairs. For purposes of this Agreement, the term "Affiliate" also shall include Bayard Drilling Technologies, Inc.

                                   ARTICLE VI
                                   TERMINATION

         6.1. Employment of the Employee may be terminated by the Company prior to the expiration of the Term of Employment under any of the following conditions:

                  (a)     The death of the Employee.

                  (b) The disability (whether total or partial) of the Employee which renders him permanently unable to perform his duties hereunder.

                  (c) The disability (whether total or partial) of the Employee which renders him temporarily unable to perform his duties for a period of at least 180 consecutive days.

                  (d) Termination by the Company "for cause" (as defined in Section 6.1(f)).

                  (e) The termination by the Company at its sole discretion for any reason, without cause, upon 30 days' written notice.

                  (f) Termination of the Employee "for cause" shall mean any one or more of the following:

                          (i)      the commission in the course of the
                                   Employee's employment by the Company of any fraudulent act, embezzlement, theft or dishonesty;

                          (ii) any conviction of, or plea of guilty or nolo contendere by, the Employee to a felony under a criminal code of the United States of America or any state thereof (from which, through lapse of time or otherwise, no successful appeal shall have been made), whether or not committed in the course of his employment by the Company;

                          (iii) the willful refusal or repeated failure by the Employee to carry out reasonable, lawful instructions of the Board of Directors or any senior officer of the Company relating to the duties of the Employee set forth in Section 1.3;

                          (iv) the willful disclosure of any trade secrets or confidential corporate information of the Company to persons not authorized to know same, unless such disclosure is required by any law or court order or similar process; or

                          (v) the willful refusal or repeated failure of the Employee to perform or to observe any material provision of this Agreement, or to perform the duties of his employment in any material respect.

The Employee may voluntarily terminate his employment under this Agreement at any time by providing 30 days' prior written notice thereof to the Company.

         6.2      (a)     In the event of termination by the Company pursuant to
                          subsection (a), (b) or (c) of Section 6.1, the Company agrees to pay to the Employee six months' base salary or the time remaining in the Term of Employment, whichever is less, at the applicable Base Compensation at the time of termination, payable over such period in accordance with Section 2.1(a).

                  (b) In the event of a termination by the Company for cause (other than pursuant to Section 6.1(f)(ii)), the Company shall deliver a written notice to the Employee at least 30 days prior to the date of termination, which notice shall set forth in detail the cause. If the event which gives rise to the termination for cause is capable of being cured, and if the Employee effects such a cure within such 30-day period, such termination for cause shall not occur. In the event of a termination by the Company for cause pursuant to
                          Section 6.1(f)(ii), the Employee's employment shall terminate automatically, without any further action on the part of the Company. If the Employee is terminated for cause, the Company shall have no further obligation to the Employee, other than payment of salary accrued at the applicable Base Compensation through the date of termination.

                  (c) In the event of a termination by the Company pursuant to Section 6.1(e), the Company agrees to pay to the Employee his base salary at the applicable Base Compensation for the time remaining in the Term of Employment, payable over such period in accordance with Section 2.1(a).

                  (d) The Employee may voluntarily terminate his employment under this Agreement at any time by providing at least 30 days' prior written notice thereof to the Company. In the event the Employee voluntarily terminates his employment in accordance with the last sentence of
                          Section 6.1, the Employee shall be entitled to receive his salary at the applicable Base Compensation through the date of termination.

                                   ARTICLE VII
                              RESTRICTIVE COVENANT

         7.1. The Employee agrees that during the period specified in subsection 7.2, he will not, within the Restricted Territory (as defined below), as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, engage in any business that is now conducted or during the Term of Employment is conducted by the Company or any of its Affiliates, and shall not be (in each case, other than with respect to the Company or an Affiliate):

                  (a) the owner of more than one percent of the outstanding capital stock of any corporation having 500 or more stockholders;

                  (b) the owner of any of the outstanding capital stock of any corporation having fewer than 500 stockholders;

                  (c)     an officer, director or employee of any corporation;

                  (d)     a member or employee of any partnership; or

                  (e)     an owner or employee of any other business or entity;

which conducts any business now being conducted or any business being conducted during the term of this Agreement by the Company or any of its Affiliates. "Restricted Territory" means any geographic area in which the Company or any Affiliate has significant business activities during such period, including on the date hereof, but not limited to, the Lower 48 United States and Mexico. The Employee further agrees that during the period specified in Section 7.2, he will not (i) directly or indirectly induce any customers or potential customers of the Company or any Affiliate to patronize any business engaged in the type of business now being conducted by the Company (or its Affiliates) or conducted by the Company (or its Affiliates) at the date of termination of his employment with the Company, other than that of the Company or its Affiliates; (ii) canvass, solicit or accept any said business from any customers or potential customers of the Company or any Affiliate; (iii) directly or indirectly request or advise any customers of the Company or any Affiliate to withdraw, curtail or cancel such customer's business with the Company or Affiliate; or (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers or potential customers of the Company or any Affiliate, other than to or for the benefit of the Company or any Affiliate. During such term, the Employee further agrees that he will not, either directly or indirectly through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate to accept employment with the Employee or with such person, firm, association or corporation.

         7.2. The provisions of this Article VII shall be applicable until only so long as the Company is making payments as required by this Agreement.

         7.3. In the event that the provisions of this Article VII should ever be deemed to exceed the limitations permitted by applicable laws, then such provisions shall be reformed to the maximum limitations permitted by applicable laws.

                                  ARTICLE VIII
                            INVENTION AND DISCLOSURE

         8.1. Any discoveries, ideas and suggestions, improvements and/or inventions of any character pertaining to the present scope of the business of the Company and its Affiliates or any reasonable or contemplated expansion thereof, made and/or developed by the Employee while in the employ of the Company, whether or not conceived or made during his regular working hours, or whether or not the Employee is specifically instructed to make or develop the same, shall be for the benefit of the Company and shall be considered to have been made under and by virtue of this agreement and shall immediately become the sole and exclusive property of the Company.

         8.2. The Employee will disclose to the Company any and all discoveries, ideas, suggestions, improvements and/or inventions which the Employee may make solely, jointly or in common with others, while employed by the Company or any Affiliate and which relate to any method, product, process, machine or apparatus for use in the drilling industry or which relate to the present scope of the business of the Company and its Affiliates or any reasonable or contemplated expansion thereof.

         8.3. The Employee hereby assigns, sells and transfers to the Company his entire right, title and interest in and to any and all discoveries, ideas, suggestions, improvements and/or inventions referred to herein and in and to all letters patent (and applications for letters patent) which may be or may have been filed, on such discoveries, ideas, suggestions, improvements and/or inventions made or conceived by him while employed by the Company, solely or jointly, and the Employee agrees both during and after any employment by the Company or its Affiliates, to execute and deliver to the Company any and all instruments and papers necessary or desirable to accomplish such assignment, sale and transfer and all instruments or papers which may be necessary or desirable to obtain and promote the right to the exclusive enjoyment of the discoveries, ideas, suggestions, improvements and/or inventions by the Company, when requested by the Company, to testify in any legal proceeding on behalf of the Company and to sign, at the request of the Company, all lawful papers and to execute and sign any original, additional, provisional, reissue or other related applications for letters patent with respect to said discoveries, ideas, suggestions, improvements and/or inventions which may be necessary or desirable to accomplish the foregoing, and in general to do all lawful acts to aid the Company to obtain and enforce protection of its aforesaid discoveries, ideas, suggestions, improvements and/or inventions in any and all countries. Such assistance will be without additional compensation to the Employee; provided, however, that in giving such assistance and in testifying and signing documents as aforesaid, the Employee shall not be required to expend any money, but all expenses in connection therewith shall be assumed and paid by the Company, provided such expenses shall have been incurred at the request of the Company.

         8.4. The Employee hereby represents and warrants to the Company that, except for inventions, improvements and discoveries made during employment with the Company, there are at present no discoveries, ideas, suggestions, improvements and/or inventions not covered by patents or patent applications, which were conceived, made, invented or discovered by the Employee before entering the employ of the Company and which the Employee desires to remove from the operation of this Agreement.

         8.5. The Employee hereby sells, transfers and assigns to the Company all of the entire right, title and interest of the Employee in and to all copyrightable material made or conceived by the Employee, solely or jointly, while employed by the Company, which relate or pertain to the business, functions or operations of Company or its Affiliates or any reasonable or contemplated expansion thereof. The Employee agrees to communicate promptly and to disclose to the Company in any form as he may be required to do so all information, details and data pertaining to the above copyrightable material and to execute and deliver to the Company formal transfers and assignments and other papers and documents as may be required of the Employee to permit the Company to register copyrights thereon and to perfect the Company's ownership thereof. With respect to such copyrightable materials created by the Employee in connection with the employment under this agreement, the Employee acknowledges that the Employee is an "employee" under the copyright laws of the United States and that the Company shall therefore own all copyrights in any such created works and that the Employee shall have no rights in such works. If necessary to give effect to this provision, the Employee hereby assigns to the Company and agrees to assign to the Company all rights and any copyrights in any such works.

         8.6. The Employee agrees to return to the Company, upon leaving the employ of the Company, all plans, drawings, models, papers, notes, books and other documents belonging to the Company or its Affiliates or relating to their businesses.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT APPLICATION OF THE CONFLICTS OF LAW PROVISIONS THEREOF.

         9.2. All notices to be given hereunder shall be in writing. All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

         9.3. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to the Employee at his latest home address on file with the Company, to the Company in care of Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: President, or to such other address as any party shall designate by written notice to the other.

         9.4. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         9.5. If any provision of this Agreement should be held invalid, the remainder of this Agreement shall be enforced to the greatest extent permitted by applicable law, it being the intent of the parties that invalid or unenforceable provisions are severable.

         9.6. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the parties hereto. Further, no waiver or breach of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

         9.7. The headings of paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to effect the constitution hereof.

         9.8. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same Agreement.

         9.9. This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Corporation and supersedes any and all prior understandings, agreements or correspondence between the parties.

         9.10. In the event of any dispute or disagreement between the parties hereto arising out of or relating to this Agreement or the breach, termination or invalidity thereof, or with respect to Employee's employment with the Company, the Company shall appoint a senior level representative to meet with the Employee for the purpose of resolving such dispute or disagreement through meetings and discussions. If at least one such meeting has taken place, or if either party refuses or fails to attend such a meeting, or if either party believes after one such meeting that resolution of the dispute or disagreement is unlikely, then either party may demand arbitration under the provisions of this Section 9.10. Such arbitration shall be conducted under the then existing commercial arbitration rules of the American Arbitration Association (the "AAA") to the extent that such rules are not inconsistent with the provisions of this
Section 9.10. The arbitration shall be heard by three arbitrators chosen in accordance with the rules of the AAA. The place of arbitration shall be at Houston, Texas. The arbitrators shall render a written decision which shall be final and binding upon the parties and shall be enforceable in any court having jurisdiction over the parties. The Employee acknowledges that a remedy at law for any breach by the Employee of the provisions of Articles VII and VIII of this Agreement will be inadequate, and, notwithstanding anything else herein contained, the Employee hereby agrees that the Company shall be entitled to pre-award/pre-judgment or post-award/post-judgment injunctive relief from a court of competent jurisdiction or arbitration panel in case of any such breach, without limiting any other relief to which the Company may be entitled at law or equity or under this Agreement and the Employee expressly waives, to the fullest extent permitted by law, the posting of any bond or security that might otherwise be required, in connection therewith, by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written in one or more counterparts.

                                                NABORS DRILLING USA, INC.


                                                By:
                                                   -----------------------------
                                                   Richard A. Stratton
                                                   President


                                                "Employee"



                                                --------------------------------
                                                Edward S. Jacob, III